                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                            LIBERTY BANCSHARES, INC.

                                       AND

                           FIRST FEDERAL CAPITAL CORP



                                  APRIL 9, 2003

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                               TABLE OF CONTENTS



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AGREEMENT AND PLAN OF MERGER.....................................................................................1

ARTICLE I -           THE MERGER.................................................................................1

         Section 1.1       The Merger............................................................................1

         Section 1.2       Effective Time........................................................................1

         Section 1.3       Effect of the Merger..................................................................2

         Section 1.4       Articles of Incorporation; By-Laws....................................................2

         Section 1.5       Board of Directors of the Surviving Corporation.......................................2

         Section 1.6       Conversion of Securities..............................................................2

         Section 1.7       Adjustments for Dilution and Other Matters............................................4

         Section 1.8       Exchange of Certificates..............................................................4

         Section 1.9       Dissenting Shares.....................................................................6

         Section 1.10      Stock Transfer Books..................................................................7

         Section 1.11      The Bank Merger.......................................................................7

ARTICLE II -          REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............................................9

         Section 2.1       Organization and Qualification; Subsidiaries..........................................9

         Section 2.2       Articles of Incorporation and By-Laws................................................10

         Section 2.3       Capitalization.......................................................................10

         Section 2.4       Authority............................................................................10

         Section 2.5       No Conflict; Required Filings and Consents...........................................11

         Section 2.6       Compliance; Permits..................................................................11

         Section 2.7       Compliance with Environmental Laws...................................................12

         Section 2.8       Contracts and Agreements.............................................................13

         Section 2.9       Agreements with Regulatory Agencies..................................................14

         Section 2.10      Loan Loss Reserves...................................................................14

         Section 2.11      Banking Reports; Financial Statements................................................14

         Section 2.12      Absence of Certain Changes or Events.................................................16

         Section 2.13      Absence of Litigation................................................................16

         Section 2.14      Employee Benefit Plans...............................................................16

         Section 2.15      Registration Statement...............................................................18

         Section 2.16      Taxes, Reports, Minutes..............................................................19

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         Section 2.17      Company Properties...................................................................20

         Section 2.18      Brokers..............................................................................20

         Section 2.19      Tax-Free Reorganization..............................................................20

         Section 2.20      Vote Required........................................................................20

         Section 2.21      Absence of Undisclosed Liabilities...................................................20

         Section 2.22      Shareholders of the Company..........................................................21

         Section 2.23      Regulatory Filings...................................................................21

         Section 2.24      Loans................................................................................21

         Section 2.25      Loan Portfolio; Reports..............................................................22

         Section 2.26      Mortgage-Backed and Related Securities and Investment Securities.....................22

         Section 2.27      Fiduciary Responsibilities...........................................................22

         Section 2.28      Other Information....................................................................22

         Section 2.29      Insider Interests....................................................................22

         Section 2.30      Takeover Restrictions................................................................23

         Section 2.31      Insurance............................................................................23

ARTICLE III -         REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR............................................23

         Section 3.1       Organization and Qualification; Corporate Power......................................23

         Section 3.2       Authorization........................................................................24

         Section 3.3       Capitalization.......................................................................24

         Section 3.4       Financial Statements.................................................................24

         Section 3.5       No Violation.........................................................................25

         Section 3.6       Consents and Approvals...............................................................25

         Section 3.7       Litigation...........................................................................25

         Section 3.8       Employee Benefit Plans...............................................................26

         Section 3.9       Compliance with Environmental Laws...................................................28

         Section 3.10      Shares to be Issued in Merger........................................................29

         Section 3.11      Broker's Fees........................................................................29

         Section 3.12      Acquiror Information.................................................................29

         Section 3.13      SEC Filings..........................................................................29

         Section 3.14      Continuity of Business Enterprise....................................................29

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ARTICLE IV -          COVENANTS OF THE COMPANY..................................................................30

         Section 4.1       Registration Statement and Shareholders Meeting......................................30

         Section 4.2       Conduct of Business, Certain Covenants...............................................30

         Section 4.3       Information, Access Thereto..........................................................33

         Section 4.4       Confidentiality......................................................................33

         Section 4.5       Recommendation of Merger to Shareholders.............................................33

         Section 4.6       Litigation Matters...................................................................33

         Section 4.7       No Solicitation......................................................................33

         Section 4.8       Best Efforts.........................................................................34

ARTICLE V -           COVENANTS OF THE ACQUIROR.................................................................34

         Section 5.1       Affirmative Covenants................................................................34

         Section 5.2       Negative Covenants...................................................................34

         Section 5.3       Notice Regarding Breaches............................................................35

         Section 5.4       Tax Treatment........................................................................35

         Section 5.5       SEC Filings..........................................................................35

         Section 5.6       Confidentiality......................................................................35

         Section 5.7       Directors' and Officers' Indemnification and Insurance...............................36

ARTICLE VI -          ADDITIONAL COVENANTS AND AGREEMENTS.......................................................37

         Section 6.1       Regulatory Matters...................................................................37

         Section 6.2       Legal Conditions to Merger...........................................................38

         Section 6.3       Subsequent Filings; Press Releases...................................................38

         Section 6.4       Additional Agreements................................................................39

         Section 6.5       Advice of Changes....................................................................39

         Section 6.6       Current Information..................................................................39

         Section 6.7       Termination of Regulatory Agreements.................................................39

         Section 6.8       Tax Returns..........................................................................39

         Section 6.9       Compensation and Benefit Plans; Existing Agreements..................................39

         Section 6.10      Employment and Noncompetition Agreements.............................................40

         Section 6.11      Establishment of Escrow Account......................................................40

         Section 6.12      Determination of Interim Earnings....................................................41
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         Section 6.13      Escrow Exchange Fund.................................................................41

         Section 6.14      Employee Severance Protection........................................................42

         Section 6.15      Environmental Investigation..........................................................43

         Section 6.16      Pending Litigation...................................................................43

ARTICLE VII -         CONDITIONS OF MERGER......................................................................44

         Section 7.1       Regulatory Approvals.................................................................44

         Section 7.2       Federal Tax Opinion..................................................................44

         Section 7.3       Orders, Decrees and Judgments........................................................44

ARTICLE VIII -        FURTHER CONDITIONS TO THE OBLIGATIONS OF THE COMPANY......................................45

         Section 8.1       Compliance by Acquiror...............................................................45

         Section 8.2       Opinion of Counsel...................................................................45

         Section 8.3       Officers' Certificate................................................................45

         Section 8.4       Litigation...........................................................................45

         Section 8.5       Acquiror Changes.....................................................................45

ARTICLE IX -          FURTHER CONDITIONS TO THE OBLIGATIONS OF ACQUIROR.........................................45

         Section 9.1       Compliance by the Company............................................................45

         Section 9.2       Accuracy of Financial Statements.....................................................46

         Section 9.3       Net Worth............................................................................46

         Section 9.4       Sufficiency of Documents, Proceedings................................................46

         Section 9.5       Opinion of Counsel...................................................................46

         Section 9.6       Officers' Certificate................................................................46

         Section 9.7       Absence of Certain Changes or Events.................................................46

         Section 9.8       Litigation...........................................................................47

         Section 9.9       Bank Merger Agreement................................................................47

         Section 9.10      Consents Under Agreements............................................................47

         Section 9.11      Approval by Affirmative Vote of Shareholders; Exercise of Dissenters' Rights.........47

         Section 9.12      Agreements of Affiliates.............................................................47

ARTICLE X -           TERMINATION AND AMENDMENT.................................................................48
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         Section 10.1      Termination..........................................................................48

         Section 10.2      Effect of Termination................................................................49

         Section 10.3      Fee..................................................................................49

         Section 10.4      Distribution, Escrow Account.........................................................50

ARTICLE XI -          MODIFICATIONS, AMENDMENTS AND WAIVER......................................................51

         Section 11.1      Modifications, Amendments and Waiver.................................................51

ARTICLE XII -         MISCELLANEOUS.............................................................................51

         Section 12.1      Closing..............................................................................51

         Section 12.2      Articles of Merger...................................................................51

         Section 12.3      Further Acts.........................................................................51

         Section 12.4      Notices..............................................................................52

         Section 12.5      Expenses.............................................................................52

         Section 12.6      Nonsurvival of Representations and Warranties........................................53

         Section 12.7      Entire Agreement.....................................................................53

         Section 12.8      Governing Law........................................................................53

         Section 12.9      Binding Effect and Parties in Interest...............................................53

         Section 12.10     Captions.............................................................................53

         Section 12.11     Severability.........................................................................53

         Section 12.12     Publicity............................................................................53

         Section 12.13     Counterparts.........................................................................54
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                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER, dated as of April 9, 2003 (the "Agreement"), between Liberty Bancshares, Inc., a Minnesota corporation (the "Company"), and First Federal Capital Corp, a Wisconsin corporation (the "Acquiror").

         WHEREAS, the Boards of Directors of the Acquiror and the Company have each determined that it is fair to and in the best interests of their respective shareholders for the Company to merge with and into the Acquiror (the "Merger") upon the terms and subject to the conditions set forth herein and in accordance with the Minnesota Business Corporation Act (the "MBCA") and the Wisconsin Business Corporation Law (the "WBCL"); and

         WHEREAS, the respective Boards of Directors of the Acquiror and the Company have each approved the Merger of the Company with and into the Acquiror, upon the terms and subject to the conditions set forth herein; and

         WHEREAS, for Federal income tax purposes, it is intended that the Merger qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, immediately following the Merger, the parties intend to consummate a merger of the Company's bank subsidiary ("Bank") with and into Acquiror's savings bank subsidiary ("Acquiror-Bank") (the "Bank Merger"); and

         WHEREAS, the Acquiror and the Company desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

         NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the parties hereto hereby agree as follows:

                             ARTICLE I - THE MERGER

         SECTION 1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the MBCA and WBCL, at the Effective Time (as defined in Section 1.2) the Company shall be merged with and into the Acquiror. As a result of the Merger, the separate corporate existence of the Company shall cease and the Acquiror shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

         SECTION 1.2 EFFECTIVE TIME. As promptly as practicable after satisfaction or, if permissible, waiver of the conditions set forth in Articles VII, VIII and IX, the parties hereto shall cause the Merger to be consummated by filing articles of merger (the "Articles of Merger") with the Minnesota Secretary of State (the "MSS") in such form as required by, and executed in accordance with the relevant provisions of, the MBCA (the date and time of such filing is referred to herein as the "Effective Time").

         SECTION 1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the MBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of the Acquiror and the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Acquiror and the Company shall become the debts, liabilities and duties of the Surviving Corporation.

         SECTION 1.4 ARTICLES OF INCORPORATION; BY-LAWS. At the Effective Time, the Articles of Incorporation, as amended, of the Acquiror (the "Acquiror Articles") and the By-Laws, as amended, of the Acquiror ("Acquiror By-Laws"), as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and the By-Laws of the Surviving Corporation.

         SECTION 1.5 BOARD OF DIRECTORS OF THE SURVIVING CORPORATION.

         (a) From and after the Effective Time, the Board of Directors of the Surviving Corporation immediately prior to the Effective Time shall be the Board of Directors of the Surviving Corporation until their respective successors are duly elected or appointed.

         (b) From and after the Effective Time, the officers of the Acquiror immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until their respective successors are duly elected or appointed.

         SECTION 1.6 CONVERSION OF SECURITIES. Subject to Section 1.8(e) regarding fractional shares, at the Effective Time, by virtue of the Merger and without any action on the part of the Acquiror, the Company or the holder of the following securities:

         (a) Each share of common stock, $0.10 per share par value, of Acquiror ("Acquiror Common Stock," which term shall be deemed to include the rights to purchase shares of Acquiror preferred stock, $.10 par value under the terms of the Shareholders' Rights Agreement, dated January 24, 1995, by and between Acquiror and Wells Fargo Bank), issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall be unchanged after the Merger; and

         (b) Each share of the common stock, no par value, of the Company ("Company Common Stock"), issued and outstanding immediately prior to the Effective Time (all such shares of Company Common Stock issued and outstanding immediately prior to the Effective Time may be referred to herein as the "Shares") shall cease to be outstanding and shall be converted into and become the right to receive shares of Acquiror Common Stock and/or cash as elected by the holder thereof by acceptance of Schedule 1.6, the Consideration Election Schedule attached hereto; provided, however, that each share of Company Common Stock held of record by the Liberty State Bank Employee Stock Ownership Plan (the "ESOP") shall cease to be outstanding and shall be converted into and become the right to receive cash, at the per Share cash exchange price provided below, without further election. All such Shares shall no longer be outstanding and shall immediately be canceled and retired and shall cease to exist, and each certificate previously representing any such Shares shall thereafter represent the right to receive either a certificate representing shares of Acquiror Common Stock into which such Shares shall have been converted or cashed. Certificates representing Shares to be exchanged for certificates representing whole shares of Acquiror Common Stock shall be exchanged therefor upon the surrender of such certificates in accordance with the provisions of Section 1.8 hereof, without interest. The total value of cash (including Interim Earnings) and Acquiror Common Stock exchanged for the Shares shall be referred to as the "Consideration."

         (c) Consideration Election Schedule. Each holder of Company Common Stock, except the ESOP, shall elect prior to the date of execution of this Agreement whether to receive cash or Acquiror Common Stock in exchange for their Shares. Such elections shall be (i) compiled and set forth on the attached
Schedule 1.6 (the "Consideration Election Schedule"), and (ii) binding upon the person making such election as of the date of execution of this Agreement (subject to any provision hereof permitting termination of the Agreement).

         While no holder of Company Common Stock is required to elect any specified percentage of cash or Acquiror Common Stock, the total of all such individual cash elections must result in payment of not less than $22,800,000 nor more than $30,400,000 (plus, in each case, any Interim Earnings) of the total Consideration being payable in cash, it being understood that the ESOP's cash consideration shall be included for purposes of determining the amount of total Consideration paid in cash.

         Cash elections shall be paid based on a per Share cash exchange price of $1,791.00 per Share.

         Elections to receive Acquiror Common Stock in exchange for Shares will have such Shares exchanged for a number of shares of Acquiror Common Stock as determined by multiplying the applicable number of Shares by the Applicable Exchange Ratio. The Applicable Exchange Ratio shall be determined, depending on the Average Closing Price for Acquiror Common Stock as follows:

                  (i) The Average Closing Price for Acquiror Common Stock shall be the average daily closing prices for a share of Acquiror Common Stock as reported on the NASDAQ Stock Market for the ten (10) trading days beginning after the close of trading on the fifth (5th) full trading day following public announcement of the Merger.

                  (ii) The Exchange Ratio will be determined by subtracting from $76,000,000 the total of the cash elections to arrive at the Stock Balance Amount and by subtracting from the Company's 42,435 Shares the number of Shares for which a cash election has been made, to arrive at the Share Balance. The Stock Balance Amount will then be divided by the Share Balance to obtain the Exchange Ratio Dividend.

                                    (1)  If the Average Closing Price is between
                                         $18 and $20 per share, the Exchange
                                         Ratio shall be the Exchange Ratio
                                         Dividend divided by the Average Closing
                                         Price.

                                    (2)  If the Average Closing Price is $20.01
                                         or more, but less than $21.51, the
                                         Exchange Ratio shall be determined in
                                         the same manner as in (1) above, except
                                         that the Exchange Ratio shall be
                                         determined using $20 as the Average
                                         Closing Price.

                                    (3)  If the Average Closing Price is less
                                         than $18 but not less than $16.50, the
                                         Exchange Ratio shall be determined
                                         using $18 as the Average Closing Price.

                                    (4)  If the Average Closing Price is less
                                         than $16.50 the Company, or if it is
                                         $21.51 or more the Acquiror, may elect
                                         pursuant to Section 10.1(i) hereof to
                                         terminate the Merger or to renegotiate
                                         the Exchange Ratio.

         (d) In each case, there shall be added to the cash exchange price and to the Shares exchanged for Company Common Stock a pro rata portion of the Interim Earnings, determined in accordance with Section 6.12, which shall be payable in cash and shall constitute part of the Consideration paid for the Company Common Stock.

         (e) Each share of Company Common Stock held as treasury stock shall be canceled and extinguished without conversion thereof into Acquiror Common Stock or payment therefor.

         SECTION 1.7 ADJUSTMENTS FOR DILUTION AND OTHER MATTERS. If prior to the Effective Time, (a) the Company shall declare a stock dividend or distribution upon or subdivide, split up, reclassify or combine the Shares, or declare a dividend or make a distribution on Shares in any security convertible into Shares, or (b) the Acquiror shall declare a stock dividend or distribution upon or subdivide, split up, reclassify or combine Acquiror Common Stock or declare a dividend or make a distribution on Acquiror Common Stock in any security convertible into Acquiror Common Stock, appropriate adjustment or adjustments will be made to the Exchange Ratio.

         SECTION 1.8 EXCHANGE OF CERTIFICATES.

         (a) Exchange Agent. As of the Effective Time, the Acquiror shall deposit, or shall cause to be deposited with an exchange agent chosen by the Acquiror (the "Exchange Agent"), for the benefit of the holders of Shares for exchange in accordance with this Article I, through the Exchange Agent, certificates representing the shares of Acquiror Common Stock and cash (such certificates for shares of Acquiror Common Stock, together with the amount of cash are referred to herein as the "Exchange Fund") payable and issuable pursuant to Section 1.6 in exchange for outstanding Shares; provided, however, that $2,500,000 shall be set aside by the Exchange Agent in a separate fund designated as the Escrow Exchange Fund and distributed pursuant to Section 6.13. At the option of the Company, the Escrow Exchange Fund may be funded, in whole or in part, from the Interim Earnings determined pursuant to Section 6.12; in such event, the cash amount retained from the Exchange Fund shall be correspondingly reduced.

         (b) Exchange Procedures. No later than five (5) days after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares which were converted into the right to receive shares of Acquiror Common Stock or cash pursuant to
Section 1.6 (a "Certificate" or "Certificates"), (i) a letter of transmittal, and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Acquiror Common Stock or cash. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (i) a certificate representing that number of whole shares of Acquiror Common Stock which such holder has the right to receive pursuant to the holder's election as presented on the Consideration Election Schedule and this Article I, and/or (ii) that portion of the cash amount such holder then has the right to receive pursuant to the holder's election as evidenced on the Consideration Election Schedule, after retention of the Escrow Exchange Fund. The Certificates so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Acquiror Common Stock may be issued to a transferee if the Certificate representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and the posting by such person of a bond in such amount as the Acquiror may reasonably direct as indemnity against any claim that may be made against it or the Exchange Agent with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate a certificate representing the proper number of shares of Acquiror Common Stock and/or cash. Until surrendered as contemplated by this
Section 1.8, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Acquiror Common Stock and/or cash (including cash in lieu of any fractional shares of Acquiror Common Stock as contemplated by Section 1.8(e)) and other distributions as contemplated by Section 1.8(c).

         (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Acquiror Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Acquiror Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 1.8(e), until the holder of such Certificate shall surrender such Certificate. Subject to the effect of applicable Laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Acquiror Common Stock issued in exchange therefor, without interest, (i) the amount of any cash payable with respect to a fractional share of Acquiror Common Stock to which such holder is entitled pursuant to Section 1.8(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Acquiror Common Stock, and
(ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Acquiror Common Stock.

         (d) No Further Rights in the Shares. All shares of Acquiror Common Stock issued and cash paid upon conversion of the Shares in accordance with the terms hereof (including any cash paid pursuant to Section 1.8(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares.

         (e) No Fractional Shares. No certificates or scrip representing fractional shares of Acquiror Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interest will not entitle the owner thereof to vote or to any rights of a shareholder of the Acquiror. Each holder of a fractional share interest shall be paid an amount in cash equal to the product obtained by multiplying such fractional share interest to which such holder (after taking into account all fractional share interests then held by such holder) would otherwise be entitled by the Average Closing Price for Acquiror Common Stock. As soon as reasonably practicable after the determination of the amount of cash, if any, to be paid to holders of fractional share interests, the Acquiror shall make available such amounts (without interest) to such holders of fractional shares.

         (f) Termination of Exchange Fund. Any portion of the Exchange Fund (except for the Escrow Exchange Fund, which shall be distributed in accordance with Section 6.13) remaining undistributed to the former shareholders of the Company for two (2) years after the Effective Time shall be delivered to the Acquiror, upon demand, and any former shareholders of the Company who have not theretofore complied with this Article 1 shall thereafter look only to the Acquiror to claim their shares of Acquiror Common Stock, any cash in lieu of fractional shares of Acquiror Common Stock and any dividends or distributions with respect to Acquiror Common Stock, in each case without interest thereon, and subject to Section 1.8(g).

         (g) No Liability. Neither the Acquiror nor the Company shall be liable to any former holder of Shares for any such Shares (or dividends or distributions with respect thereto) or cash or other payment delivered to a public official pursuant to any abandoned property, escheat or similar laws.

         (h) Withholding Rights. The Acquiror shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of Shares such amounts as the Acquiror is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Acquiror, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of the Shares in respect of which such deduction and withholding were made by the Acquiror.

         SECTION 1.9 DISSENTING SHARES.

         (a) "Dissenting Shares" means any shares held by any holder who becomes entitled to payment of the fair value of such shares under Sections 302A.471 and ..473 of the MBCA. Any holder of Dissenting Shares shall be entitled to payment for such shares only to the extent permitted by and in accordance with the provisions of Sections 302A.471 and .473 of the MBCA. Provided, however, that if, in accordance with Sections 302A.471 and .473 of the MBCA, any holder of Dissenting Shares shall forfeit such right to payment of the fair value of such shares, such shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive Acquiror Common Stock and cash in lieu of fractional shares or cash, at the Acquiror's election. If such holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) his or her right to such payment after the Effective Time, Shares of such holder shall be converted on a share by share basis into the right to receive Acquiror Common Stock and cash in lieu of fractional shares in accordance with the applicable provisions of this Agreement.

         (b) The Company shall give Acquiror prompt notice of any written objections to the Merger and any written demands for the payment of the fair value of any shares, withdrawals of such demands, and any other instruments received by the Company pursuant to the MBCA. The Acquiror shall be responsible for, and shall be given the opportunity to direct all negotiations and proceedings with respect to, any such demands under the MBCA. The Company shall not voluntarily make any payment with respect to any demands for payment of fair value and shall not, except with the prior written consent of Acquiror, settle or offer to settle any such demands.

         (c) In the event any holder of Shares exercises rights with respect to Dissenting Shares, Acquiror may adjust, pro rata, the elections of other holders (other than the ESOP) as set forth in the Consideration Election Schedule to the extent necessary to keep the cash portion of the Consideration between $22,800,000 and $30,400,000 (exclusive of any increase to such amounts resulting from the Interim Earnings).

         SECTION 1.10 STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Shares thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates shall cease to have any rights with respect to such Shares except as otherwise provided herein or by law. On or after the Effective Time, any Certificates presented to the Exchange Agent or the Acquiror for any reason shall be converted into shares of Acquiror Common Stock and cash in lieu of fractional shares in accordance with this Article I.

         SECTION 1.11 THE BANK MERGER.

         (a) Following the Effective Time, the Bank shall be merged and consolidated with and into the Acquiror-Bank under the Charter and By-Laws of Acquiror-Bank, pursuant to the provisions of, and with the effect provided in, applicable Law, and Acquiror-Bank shall be the surviving bank and the separate existence of Bank shall thereupon cease (the term "Surviving Bank" shall refer to Acquiror-Bank following the Bank Merger). Subject to the terms and conditions specified herein, and upon satisfaction of all requirements of law, the Bank Merger shall become effective on such date as shall be designated by the Acquiror following the Effective Time and subsequent to the receipt of approvals from all applicable governmental authorities authorizing the consolidation (the "Bank Merger Effective Date").

         (b) Surviving Bank.

                  (i) The Surviving Bank shall continue the banking business of Bank in its current location as a branch office of the Surviving Bank.

                  (ii) The principal office of the Surviving Bank shall be the principal office of Acquiror-Bank.

                  (iii) At and as of the Bank Merger Effective Date, the Charter and By-Laws of Acquiror-Bank, as in effect immediately prior to the Bank Merger Effective Date, shall be the Charter and By-Laws of the Surviving Bank until thereafter amended as provided by law.

                  (iv) On the Bank Merger Effective Date, the Surviving Bank shall have capital surplus equal to that of Bank and Acquiror-Bank combined immediately prior to the Bank Merger and undivided profits, including capital reserves, which, when combined with the capital and surplus, will be equal to the capital structure of Bank and Acquiror-Bank as of the date hereof, adjusted, however, for normal earnings and expenses between the date hereof and the Bank Merger Effective Date and adjusted as of the Bank Merger Effective Date in accordance with generally accepted accounting principles to reflect the Bank Merger.

                  (v) As of the Bank Merger Effective Date, the Board of Directors of Acquiror-Bank in effect immediately prior to the Bank Merger shall serve as the Board of Directors of the Surviving Bank until such time as their successors have been elected and have qualified.

         (c) Corporate Existence; Assets and Liabilities of Surviving Bank.

Upon the Bank Merger Effective Date:

                  (i) All rights, franchises and interests of Bank in and to every type of property (real, personal and mixed) and chooses in action shall be transferred to and vested in the Surviving Bank by virtue of the Bank Merger without any deed or other transfer, and the Surviving Bank, without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interests, including appointments, designations, nominations, and all other rights and interest as trustee, executor, administrator, registrar of stocks and bonds, guardians of estates, assignee, and receiver of estates of incompetents, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by Bank immediately prior to the Bank Merger.

                  (ii) The Surviving Bank shall be liable for all of the liabilities of Bank and all deposits, debts, liabilities, obligations and contracts of Bank, matured or unmatured, whether insured, obsolete, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of account, or records of Bank shall be those of the Surviving Bank and shall not be relieved or canceled by the Bank Merger and all rights of creditors and obligees, and all liens on property of Bank shall be preserved and unimpaired. All assets of Bank, as they exist at and as of the Bank Merger Effective Date, shall pass to and vest in the Surviving Bank, without any conveyance or other transfer; and the Surviving Bank shall be responsible for all liabilities of Bank of every kind and description existing as of the Bank Merger Effective Date.

                  (iii) At any time after the Bank Merger Effective Date, the officers of the Surviving Bank may, in the name of Bank, execute and deliver all such deeds, assignments and other instruments and take or cause to be taken all such further or other action as the Surviving Bank may deem necessary or desirable in order to vest, perfect or confirm in the Surviving Bank title to and possession of all of Bank's property, rights, privileges, immunities, powers, purposes and otherwise to carry out the purposes hereof.

           ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth in the Disclosure Schedule delivered by the Company to the Acquiror prior to execution of this Agreement (the "Company Disclosure Schedule"), the Company hereby represents and warrants to the Acquiror that:

         SECTION 2.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

         (a) The Company is a corporation duly organized and validly existing under the laws of the State of Minnesota, and is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). The sole subsidiary of the Company is the Bank, which is a state-chartered bank duly organized and validly existing under the laws of the state of Minnesota. Each of the Company and the Bank has the requisite corporate power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Company Approvals") necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, including, without limitation, appropriate authorizations from Federal Reserve Board ("FRB") the Federal Deposit Insurance Corporation (the "FDIC") and the Minnesota Department of Commerce ("MDC") and neither the Company nor Bank has received any notice of proceedings relating to the revocation or modification of any Company Approvals, except in each case where the failure to be so existing or to have such power, authority, Company Approvals and revocations or modifications would not, individually or in the aggregate, be an Adverse Change in the Company (as defined in Section 9.7) and the Bank taken as a whole.

         (b) Each of the Company and the Bank is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where such failures to be so duly qualified or licensed and in good standing would not, either individually or in the aggregate, be an Adverse Change in the Company and the Bank taken as a whole.

         (c) The Company owns beneficially and of record all of the outstanding shares of capital stock of the Bank; the Company does not directly or indirectly own any equity or similar interests in, or any interests convertible into or exchangeable or exercisable for any equity or similar interest in, any other corporation, partnership, joint venture or other business association or entity other than in the ordinary course of business, and in no event in excess of 5% of the outstanding equity securities of such entity.

         SECTION 2.2 ARTICLES OF INCORPORATION AND BY-LAWS. The Company has heretofore furnished to the Acquiror a complete and correct copy of the Articles of Incorporation and the By-Laws, as amended or restated, of the Company ("Company Articles" or "Company By-Laws") and the Bank. Such Articles of Incorporation and By-Laws of the Company and the Bank are in full force and effect. Neither the Company nor the Bank is in violation of any of the provisions of its Articles of Incorporation or By-Laws.

         SECTION 2.3 CAPITALIZATION. The authorized capital stock of the Company consists of 20,000,000 shares of Company Common Stock. As of the date of this Agreement, (a) 42,435 shares of Company Common Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and non-assessable, and were not issued in violation of any preemptive right of any Company shareholder, (b) no shares of Company Common Stock are held in the treasury of the Company, and (c) no shares of Company Common Stock are reserved for future issuance pursuant to outstanding employee stock options issued pursuant to the Company's equity incentive plans. Except as set forth in clause (c) above, there are no options, warrants or other rights, agreements, arrangements or commitments of any character pursuant to which the Company or the Bank is a party, including without limitation voting agreements or arrangements, relating to the issued or unissued capital stock of the Company or the Bank or obligating the Company or the Bank to issue or sell any shares of capital stock of, or other equity interests in, the Company or the Bank. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and non-assessable. Except as set forth in Section 2.3 of the Disclosure Schedule, there are no obligations, contingent or otherwise, of the Company or the Bank to repurchase, redeem or otherwise acquire any shares of Company Common Stock or the capital stock of the Bank or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in the Bank or any other entity, except for loan commitments and other funding obligations entered into in the ordinary course of business and except as required under currently existing stock option agreements. Each of the outstanding shares of capital stock of the Bank is duly authorized, validly issued, fully paid and non-assessable and was not issued in violation of any preemptive rights of any Bank shareholder, and all such shares owned by the Company are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations of the Company's voting rights, charges or other encumbrances of any nature whatsoever.

         SECTION 2.4 AUTHORITY. The Company has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval and adoption of this Agreement by the Company's shareholders in accordance with the MBCA and the Company Articles and Company By-Laws). The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated hereby (other than, with respect to the Merger, the approval and adoption of this Agreement by the Company's shareholders in accordance with the MBCA and the Company Articles and Company By-Laws), subject to satisfaction of the conditions set forth in Article VII. This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of the Company and, assuming due authorization, execution and delivery by the Acquiror, is enforceable against the Company in accordance with its terms, except as enforcement may be limited by laws affecting insured depository institutions, state banks and bank holding companies regulated by the Bank Holding Company Act, general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

         SECTION 2.5 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

         (a) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement and the transactions contemplated hereby by the Company shall not, (i) conflict with or violate the Company Articles or Company By-Laws or the Certificate of Incorporation or By-Laws of the Bank, (ii) assuming that the consents and approvals referred to in this Agreement are duly obtained, conflict with or violate any domestic (federal, state or local) or foreign law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to the Company or the Bank or by which its or any of their respective properties is bound or affected, or
(iii) assuming that the consents and approvals referred to in this Agreement or
Section 2.5 of the Disclosure Schedule are duly obtained, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, require the giving of notice to, or the consent of, any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or the Bank pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or the Bank is a party or by which the Company or the Bank or its or any of their respective properties is bound or affected, except in the case of clause (iii) for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, be an Adverse Change in the Company and the Bank taken as a whole.

         (b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities or blue sky laws ("Blue Sky Laws"), the BHC Act and the filing of appropriate merger or other documents as required by the MSS, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger or the Bank Merger or otherwise prevent the Company from performing its obligations under this Agreement and would not be an Adverse Change in the Company and the Bank taken as a whole.

         SECTION 2.6 COMPLIANCE; PERMITS. Neither the Company nor the Bank is in conflict with, or in default or violation of, (a) any Law applicable to the Company or the Bank or by which its or any of their respective properties is bound or affected, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or the Bank is a party or by which the Company or the Bank or its or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which would not, individually or in the aggregate, be an Adverse Change in the Company or the Bank taken as a whole.

         SECTION 2.7 COMPLIANCE WITH ENVIRONMENTAL LAWS. Except as set forth on
Schedule 2.7, to the Company's knowledge, as of the date of this Agreement:

         (a) The operations of Company and Bank comply and have complied with all Environmental Laws; neither the Company nor the Bank's operations are the subject of, nor is the Company or the Bank a party to, any judicial or administrative proceeding, pending or threatened, alleging the violation of any Environmental Laws; neither the Company nor the Bank are the subject of a federal, state or local investigation, pending or threatened, evaluating whether any remedial action is needed to respond to a release of any Hazardous Substance; neither Company nor the Bank has arranged for the treatment or disposal of any Hazardous Substance; and neither Company nor the Bank has reported a spill, emission or release of a Hazardous Substance.

         (b) Except as set forth on Schedule 2.7, all real property owned directly by Company and Bank (the "Real Property") is in compliance in all material respects with all Environmental Laws; neither Company nor the Bank have any notice or knowledge regarding the Real Property or its past use(s) which indicates noncompliance, or potential noncompliance, with any Environmental Law; the Real Property is not subject to any judicial or administrative proceedings alleging the violation of any Environmental Law; the Real Property is not contaminated by any Hazardous Substance; the Real Property is not the subject of a federal, state or local investigation evaluating whether any remedial action is needed to respond to a release, emission or discharge of any Hazardous Substance into the environment; neither the Company nor the Bank has transported any Hazardous Substance to the Real Property or from the Real Property to any waste treatment, storage or disposal facility; neither Company nor the Bank has arranged for the treatment or disposal of any Hazardous Substance; the Real Property and buildings occupied by the Company and Bank contain no urea-formaldehyde insulation, asbestos or asbestos by-products, lead, or regulated levels of PCBs; no mold, mildew or other microorganisms are present in the buildings occupied by the Bank at levels that pose or have the potential to pose a threat to human health; the Real Property contains no fill material; no underground or aboveground storage tanks are currently or were formerly located at the Real Property; and the Real Property does not face any risk of contamination by a Hazardous Substance from any nearby property.

         (c) For purposes of this Agreement, the term "Hazardous Substance" shall mean any product, substance, chemical, contaminant, pollutant, effluent, emission, waste or other material which, or the presence, nature, quantity and/or concentration or toxicity or existence, use, manufacture, disposal, transportation, emission, discharge, spill, release or effect of which, either by itself or in combination with other materials located on or associated with any of the Company Real Property, is defined or listed in, regulated or monitored by, or otherwise classified pursuant to, any statute, law, ordinance, rule or regulation applicable to the Company Real Property as "solid waste," "hazardous substances," "hazardous materials," "hazardous wastes," "infectious wastes" or "toxic substances." Hazardous Substances shall include, but not be limited to, (i)(A) any "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act, (B) any "regulated substance" as defined in the Solid Waste Disposal Act, (C) any substance subject to regulation pursuant to the Toxic Substances Control Act, and (D) any hazardous substance as defined in Section 292.01(5) Wis. Stats., in each case as such laws are now in effect or may be amended through the Closing Date and any rule, regulation or administrative or judicial policy statement, guideline, order or decision under such laws, (ii) petroleum and refined petroleum products, (iii) asbestos and asbestos-containing products, (iv) flammable explosives, (v) radioactive materials, and (vi) radon.

         (d) For purposes of this Agreement, the term "Company Real Property" means all real property (whether owned or leased) at which the operations of the Company or the Bank are or at any time were conducted and which is otherwise held as "real estate owned" (REO) as a result of default by the borrower and subsequent foreclosure by the Company or the Bank.

         SECTION 2.8 CONTRACTS AND AGREEMENTS.

         Section 2.8 of the Company Disclosure Schedule lists and briefly describes each Contract (the "Company Existing Contracts") to which the Company or the Bank is a party or by which its assets are bound and which constitutes:

                  (a) a lease of, or agreement to purchase or sell, any capital assets;

                  (b) any management, consulting, employment, personal service, severance, agency or other contract or contracts providing for employment or rendition of services and which: (i) provide for any form of payment or compensation in the event of a termination of employment, or (ii) create other than an at will employment relationship; or (iii) provide for any commission, bonus, profit sharing, incentive, retirement, consulting or additional compensation;

                  (c) any agreement, notes, lines of credit, borrowing agreements or other pledges or obligations evidencing any obligations or indebtedness of the Company or the Bank, and which exceeds $100,000 and is other than a deposit or reverse repurchase obligation or other indebtedness incurred by the Bank in the ordinary course of business;

                  (d) a power of attorney (whether revocable or irrevocable) given to any individual or entity by the Company or the Bank that is in force;

                  (e) an agreement by the Company or the Bank not to compete in any business or in any geographical area;

                  (f) an agreement restricting the right of the Company or the Bank to use or disclose any information in its possession;

                  (g) a partnership, joint venture or similar arrangement;

                  (h) a license;

                  (i) an agreement or arrangement with any Affiliate (as Affiliate is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations of the SEC under the Securities Act of 1933, as amended);

                  (j) an agreement for data processing services;

                  (k) any assistance agreement, supervisory agreement, memorandum of understanding, consent order, cease and desist order or other regulatory order or decree with or by the FRB, FDIC, MDC, or any other regulatory authority.

                  (l) any other agreement or set of related agreements or series of agreements which is not in the ordinary course of business of the Company or the Bank and involves an amount in excess of $100,000.

         SECTION 2.9 AGREEMENTS WITH REGULATORY AGENCIES. Neither the Company nor the Bank is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of the FRB, the FDIC, MDC or any other applicable federal or state regulatory agency having jurisdiction over the Company or the Bank or its business ("Regulatory Agency"), that currently restricts the conduct of its business or that relates to its capital adequacy, compliance with laws, its credit policies, its management or its business (each a "Regulatory Agreement"), nor has the Company or the Bank been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement.

         SECTION 2.10 LOAN LOSS RESERVES. The reserves for possible loan losses shown on the December 31, 2002 Consolidated Reports of Condition and Income (call report) filed with a Regulatory Agency for the Company's Subsidiaries were determined by application of the Bank's policies and procedures on a basis consistently applied from prior periods and represents management's good faith estimate of reasonably expectable losses, net of recoveries relating to loans previously charged off, on loans outstanding (including accrued interest receivable) as of that date.

         SECTION 2.11 BANKING REPORTS; FINANCIAL STATEMENTS.

         (a) The Company and the Bank have filed all forms, reports and documents required to be filed with the FRB, MDC, the FDIC and any other applicable federal or state securities or banking authorities (all such reports and statements are collectively referred to as the "Company Reports"). The Company Reports, including all Company Reports filed after the date of this Agreement, (x) were or will be prepared in all material respects in accordance with the requirements of applicable Law and (y) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (b) Except as set forth on Schedule 2.11(b), the Company has furnished to Acquiror true, correct and complete copies of: (i) the audited Consolidated Statements of Financial

Condition of the Company as of the fiscal years ended March 31, 2002, 2001 and 2000, and the related Consolidated Statements of Earnings, Consolidated Statements of Shareholders' Equity and Consolidated Statements of Cash Flows for each of said fiscal years, including the respective notes thereto, and has authorized McGladrey & Pullen LLP ("McGladrey") to make available to Acquiror, upon Acquiror's request, the reports and work papers of McGladrey relating thereto; and (ii) the unaudited Consolidated Statements of Financial Condition as of December 31, 2002 and the related unaudited Consolidated Statements of Cash Flow for the periods then ended (together the "Company Financial Statements"). Such Company Financial Statements fairly present the financial position of the Company and the Subsidiaries as of and for the periods ended on their respective dates and the operating results of the Company and the Subsidiaries for the indicated periods in conformity with GAAP applied on a consistent basis. Since December 31, 2002 through the date of execution of this Agreement, there have not been, to the best of the Company's knowledge and belief, any adverse material changes in its or the Subsidiaries' consolidated financial condition, assets, liabilities or business, other than changes in the ordinary course of business and as set forth in the Company Financial Statements.

         (c) The Company will furnish Acquiror with copies of its audited and unaudited Consolidated Statements of Financial Condition, Consolidated Statements of Earnings, Consolidated Statements of Shareholders' Equity and Consolidated Statements of Cash Flows for each quarterly and yearly period subsequent to December 31, 2002, and each financial report it or any of its Subsidiaries files with the Federal Reserve Board, the FDIC, the MDC, or other regulatory authority, subsequent to December 31, 2002 until the Effective Time (the "Subsequent Company Financial Statements").

         (d) Except as set forth on Schedule 2.11(b), all of the aforesaid Company Financial Statements have been and, with respect to the Subsequent Company Financial Statements, will be, prepared in accordance with GAAP, utilizing accounting practices consistent with prior years except as otherwise disclosed. Except as set forth on Schedule 2.11(b), all of the aforesaid Company Financial Statements present fairly, and all of the Subsequent Company Financial Statements will present fairly, the financial position of the Company and the Subsidiaries taken as a whole and the results of its and their operations and changes in its and their financial position as of and for the periods ending on their respective dates. Except as set forth on Schedule 2.11(b), the books and records of the Company have been and are being maintained in all material respects in accordance with GAAP and all other applicable legal and accounting requirements. Subject to such changes which may result from an audit of any Subsequent Company Financial Statements (which changes in the aggregate will not result in an Adverse Change in the Company), the allowance for loan losses in such Company Financial Statements is, and, with respect to the Subsequent Company Financial Statements will be, determined by application of the Bank's policies and procedures on a basis consistently applied from prior periods and represents management's good faith estimate of reasonably expectable loses. Except with respect to this Agreement and the transactions contemplated herein, there are, and with respect to the Subsequent Financial Statements will be, no agreements, contracts or other instruments to which the Company or the Subsidiaries are a party or by which it or they or (to the knowledge of the Company) any of the officers, directors, employees or shareholders of the Company or the Subsidiaries have rights which would have a material adverse effect on the consolidated financial position of the Company or the financial position of the Company which are not disclosed herein or reflected in the Company Financial Statements and the Subsequent Company Financial Statements.

         SECTION 2.12 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Company Financial Reports provided at the time of execution of this Agreement or set forth in Section 2.12 of the Company Disclosure Schedule and except for the transactions contemplated by this Agreement, since December 31, 2002, to the date of this Agreement, the Company and the Bank have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since December 31, 2002, there has not been (a) any change in the financial condition, results of operations or business of the Company and the Bank constituting an Adverse Change in the Company and the Bank taken as a whole, (b) any damage, destruction or loss (whether or not covered by the insurance) with respect to any assets of the Company or the Bank constituting an Adverse Change in the Company and the Bank taken as a whole, (c) any change by the Company in its accounting methods, principles or practices, (d) any revaluation by the Company of any of its assets in any material respect, (e) to the date of this Agreement, any entry by the Company or the Bank into any commitment or transactions material to the Company and the Bank taken as a whole, or (f), any declaration, setting aside or payment of any dividends or distributions in respect of shares of Bank and/or Company Common Stock or any redemption, purchase or other acquisition of any of its securities or any of the securities of the Bank (except for the extraordinary cash dividends on Bank and Company Common Stock of this Agreement as contemplated in Section 6.12).

         SECTION 2.13 ABSENCE OF LITIGATION.

         (a) Except as set forth in Section 2.13 of the Company Disclosure Schedule, neither the Company nor the Bank is a party to any, and there are no pending or threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against the Company or the Bank or challenging the validity or propriety of the transactions contemplated by this Agreement or which, if adversely determined would, individually or in the aggregate, be an Adverse Change in the Company and the Bank taken as a whole. Schedule 2.13 accurately describes all litigation against the Company or Subsidiaries in which the amount claimed is in excess of $25,000.

         (b) There is no injunction, order, judgment, decree or regulatory restriction imposed upon the Company, the Bank or the assets of the Company or of the Bank which constitutes an Adverse Change in the Company and the Bank taken as a whole.

         SECTION 2.14 EMPLOYEE BENEFIT PLANS.

         (a) Plans of the Company. Section 2.14(a) of the Company Disclosure Schedule lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all material employment, termination, severance or other employment contracts or employment agreements, with respect to which the Company or the Bank has any obligation (collectively, the "Company Plans"). The Company has furnished or made available to the Acquiror a complete and accurate copy of each Company Plan (or a description of the Company Plan, if the Company Plan is not in writing) and a complete and accurate copy of each material document prepared in connection with each such Company Plan, including, without limitation, and where applicable, a copy of (i) each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications as currently in effect, (iii) the three (3) most recently filed IRS Forms 5500, Forms PBGC-1 and related schedules, and (iv) the most recently issued IRS determination letter for each such Company Plan.

         (b) Absence of Certain Types of Plans. No member of the Company's "controlled group," within the meaning of Section 40l(a)(14) of ERISA, maintains or contributes to, or within the five (5) years preceding the date of this Agreement has maintained or contributed to, an employee pension benefit plan subject to Title IV of ERISA which will not be fully funded on the basis reflected in the Bank's Financial Statements pursuant to the disclosure requirements of FAS 87 as of December 31, 2002. Except as disclosed in Section 2.14(b) of the Company Disclosure Schedule, none of the Company Plans obligates the Company or the Bank to pay material separation, severance, termination or similar type benefits (or provides for enhanced or accelerated benefits) solely as a result of any transaction contemplated by this Agreement or as a result of any "change in the ownership or effective control" of the Company or of the Bank within the meaning of such term under Section 280G of the Code. Except as disclosed in Section 2.14(b) of the Company Disclosure Schedule, or as required by group health plan continuation coverage requirements of Section 4980B of the Code ("COBRA"), none of the Company Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Company or the Bank. Each of the Company Plans is subject only to the laws of the United States or a political subdivision thereof.

         (c) Compliance with Applicable Laws. Except as disclosed in Section 2.14(c) of the Company Disclosure Schedule, each Company Plan has been operated in all material respects in accordance with the requirements of all applicable Law and all persons who participate in the operation of such Company Plans and all Company Plan "fiduciaries" (within the meaning of Section 3(21) of ERISA) have acted in accordance with the provisions of all applicable Law, except where such violations of applicable Law would not, individually or in the aggregate, be an Adverse Change in the Company and the Bank taken as a whole. The Company and the Bank have performed all obligations required to be performed by any of them under, are not in any respect in default under or in violation of, and the Company and the Bank have no knowledge of any default or violation by any party to, any Company Plan, except where such failures, defaults or violations would not, individually or in the aggregate, be an Adverse Change in the Company and the Bank taken as a whole.

         (d) Qualification of Certain Plans. Each Company Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code (including each trust established in connection with such a Plan that is intended to be exempt from Federal income taxation under Section 501(a) of the
Code) has received a favorable determination letter from the IRS (as defined herein) upon which the Company and the Bank can rely that it is so qualified, and, except as disclosed in Section 2.14(d) of the Company Disclosure Schedule, no event has occurred since the date of such determination letter that would affect adversely the qualified status of any such Company Plan. Except as disclosed in Section 2.14(d) of the Company Disclosure Schedule, no trust maintained or contributed to by the Company or the Bank is intended to be qualified as a voluntary employees' beneficiary association or is intended to be exempt from Federal income taxation under Section 50l(c)(9) of the Code.

         (e) Absence of Certain Liabilities and Events. Except for matters disclosed in Section 2.14(e) of the Company Disclosure Schedule, there has been no non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Company Plan. Neither the Company nor the Bank has incurred any liability for any excise tax arising under
Section 4972 or 4980B of the Code that would individually or in the aggregate be an Adverse Change in the Company and the Bank taken as a whole.

         (f) Plan Contributions. All contributions, premiums or payments required to be made prior to the Effective Time with respect to any Company Plan will have been made on or before the Effective Time. A pro rata portion of all current annual contributions, premiums and payments shall be made on or before the Effective Time.

         (g) Stock Options. The Company has no outstanding options to any current or former employee, officer or director of the Company or the Bank or to any other person or entity granting any right or option to purchase Company Common Stock as of the date of this Agreement.

         (h) Employment Contracts. Except as disclosed in Section 2.14(h) of the Company Disclosure Schedule, neither the Company nor the Bank is a party to any employment, severance, consulting or other similar contracts with any employees, consultants, officers or directors of the Company or the Bank. Neither the Company nor the Bank is a party to any collective bargaining agreements.

         SECTION 2.15 REGISTRATION STATEMENT. The information supplied by the Company for inclusion in the Registration Statement referred to in Section 6.1 shall not at the time such Registration Statement is declared effective contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The information supplied by the Company for inclusion in the proxy statement/prospectus or comparable document (the "Proxy Statement/Prospectus") to be sent to Company shareholders to consider the Merger (the "Company Shareholders' Meeting") shall not at the date of the Proxy Statement/Prospectus (or the date of any amendment or supplement thereto) is first mailed to shareholders, at the time of the Company Shareholders' meeting or at the Effective Time, be false or misleading with respect to any material fact required to be stated therein, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event relating to the Company or any of its affiliates, officers or directors should be discovered by the Company which would be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, the Company shall promptly inform the Acquiror. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information about, or supplied or omitted by, the Acquiror which is contained in any of the foregoing documents.

         SECTION 2.16 TAXES, REPORTS, MINUTES.

         (a) The Company and the Bank have filed all material Tax Returns (as defined below) required to be filed by them, and the Company and the Bank have paid and discharged all material Taxes (as defined below) shown to be due in connection with or with respect to the filing of such Tax Returns, except such as are being contested in good faith by appropriate proceedings and with respect to which the Company is maintaining reserves adequate for their payment or where the failure to pay would not result in an Adverse Change in the Company. Each such Tax Return is correct and complete in all material respects and adequately reflects the Taxes required to be reflected on such Tax Return. For purposes of this Agreement. "Tax" or "Taxes" shall mean taxes, charges, fees, levies, and other governmental assessments and impositions of any kind, payable to any federal, state, local or foreign governmental entity or taxing authority or agency, including, without limitation, (i) income, franchise, profits, gross receipts, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, (ii) customs duties, imposts, charges, levies or other similar assessments of any kind, and (iii) interest, penalties and additions to tax imposed with respect thereto; and "Tax Returns" shall mean returns, reports, and information statements with respect to Taxes required to be filed with the United States Internal Revenue Service (the "IRS") or any other governmental entity or taxing authority or agency, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns. Except as otherwise disclosed in Section 2.16 of the Company's Disclosure Schedule, neither the IRS nor any other governmental entity or taxing authority or agency is now asserting, either through audits, administrative proceedings or court proceedings, any deficiency or claim for additional Taxes. Except as otherwise disclosed in Section 2.16 of the Company's Disclosure Schedule, neither the Company nor the Bank has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of any Tax. Except as otherwise disclosed in Section 2.16 of the Company's Disclosure Schedule and except for statutory liens for current taxes not yet due, there are no material tax liens on any assets of the Company or the Bank. Except as otherwise disclosed in Section 2.16 of the Company's Disclosure Schedule neither the Company nor the Bank has received a ruling or entered into an agreement with the IRS or any other taxing authority that would be an Adverse Change in the Company or the Bank, taken as a whole, after the Effective Time. Except as otherwise disclosed in Section 2.16 of the Company's Disclosure Schedule, no agreements relating to allocating or sharing of Taxes exist among the Company and the Bank. Neither the Company nor the Bank has made an election under Section 341(f) of the Code.

         (b) Copies of the Federal and State tax returns for the calendar years ended December 31, 2002, 2001 and 2000 of the Company, have been provided to Acquiror for review, and the Company has authorized McGladrey to make available to Acquiror, upon Acquiror's request, the corresponding work papers for such returns.

         (c) Copies of all minutes of the Company's and Bank's Boards of Directors and Committees, from July 1, 1999 through the date of execution of this Agreement have been made available to Acquiror for review.

         SECTION 2.17 COMPANY PROPERTIES.

         (a) Schedule 2.17 accurately identifies: (i) all real property owned, beneficially or otherwise, or controlled by the Company, whether owned outright, as a joint venture, owned or controlled in a fiduciary capacity, or controlled through the participation in the management thereof, including properties now held by the Company as a result of foreclosure or repossession or carried on the books of the Company as "other real estate owned" ("ORE") or leased by the Company (all of which shall be defined as "Real Estate") and such Schedule 2.17 sets forth a complete legal description of the Real Estate and a brief description of any buildings located thereon. No complaints have been received by the Company, and to the best of the Company's knowledge none are threatened, that the Company is in violation of applicable building, zoning, environmental, safety, or similar laws, ordinances, or regulations in respect of their buildings or equipment, or the operation thereof, and to the best of the Company's knowledge, the Company is not in violation of any such law, ordinance, or regulation, (except as disclosed on Schedule 2.17) the violation of which would result in an Adverse Change in the Company.

         (b) Except as set forth on Schedule 2.17, the Company has to the best of its knowledge good and marketable title to all of its real and personal property, free, clear and discharged of, and from, any and all liens, mortgages, charges, encumbrances and/or security interests of any kind.

         (c) The Company, as lessee, has the right under valid and subsisting leases to occupy, use, possess and control all property leased by the Company and to permit use of such space by the Acquiror as a successor in interest.

         SECTION 2.18 BROKERS. Except as disclosed on Schedule 2.18, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Company.

         SECTION 2.19 TAX-FREE REORGANIZATION. The liabilities of the Company to be assumed by Acquiror were incurred by Company in the ordinary course of business; no intercorporate debt exists between Company and Acquiror that was issued, acquired or will be settled at a discount; the Company is not an "investment company" or under the jurisdiction of a court in a Title 11 or similar case.

         SECTION 2.20 VOTE REQUIRED. The affirmative vote of a majority of the votes that holders of the outstanding shares of Company Common Stock are entitled to cast is the only vote of the holders of any class or series of the Company capital stock necessary to approve the Merger.

         SECTION 2.21 ABSENCE OF UNDISCLOSED LIABILITIES. Except as and to the extent fully reflected or reserved against in the Company Financial Statements or the Subsequent Company Financial Statements, or those which would not result in an Adverse Change in the Company, the Company has no liabilities or obligations, of any nature, secured or unsecured (whether accrued, absolute, contingent or otherwise) including, without limitation, any tax liabilities due or to become due. Except as set forth on Schedule 2.21, the Company further represents and warrants that it does not know or have reason to believe that there is or will be any basis for assertion against it as of the date of execution of this Agreement, or as of the date of any Subsequent Company Financial Statements, of any material liability or obligation of any nature or any amount not fully reflected or reserved against in the Company Financial Statements as of said dates and for subsequent periods or in the footnotes thereto.

         SECTION 2.22 SHAREHOLDERS OF THE COMPANY. Schedule 2.22 will be provided as of the date of execution of the Agreement and will to the best of the Company's knowledge accurately identify the names and addresses of all shareholders of the Company and the number of shares of Company Common Stock beneficially owned by each such shareholder. From that date until the Effective Time, any transfer of ownership of Shares shall be subject to the elections set forth on Schedule 1.6 and Acquiror may rely upon Schedule 1.6 and the Consideration Election Schedule for purposes of allocation and payment of the Consideration.

         SECTION 2.23 REGULATORY FILINGS. Accurate and complete copies of each report, schedule, and shareholder communication used, circulated or filed since July 1, 1999 by the Company have been or will be made available for Acquiror's review. Subject to restrictions under applicable law and regulation, each report, schedule or correspondence received since July 1, 1999 by the Company from any governmental or regulatory agency have been provided to Acquiror for review. The Company has, to the best of its knowledge, filed and will continue to file in a timely manner all required filings and reports with (a) the FDIC,
(b) the FRB, and (c) the MDC (and will furnish Acquiror with copies of all such filings and reports made subsequent to the date hereof until the Effective
Time), and all such filings were or will be complete and accurate in all material respects as of the dates of the filings and reports, with no such filing or report making any untrue statement of a material fact or omitting to state a material fact necessary to make the statements made, in the light of the circumstances under which they were made, not misleading, and the Company has paid all fees and assessments due and payable in connection with such filings and reports.

         SECTION 2.24 LOANS. All loans and loan commitments extended by the Company and its Subsidiaries have to the best of their knowledge been made in accordance with customary lending standards in the ordinary course of business. The loans and loan commitments are evidenced by appropriate and sufficient documentation (including any and all documentation required by applicable banking laws, except where the absence of such documents would not result in an Adverse Change in the Company), and to the best of the Company's knowledge constitute valid and binding obligations of the borrowers enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights and remedies generally from time to time in effect and by applicable law which may affect the availability of equitable remedies. All such loans and loan commitments are, and at the Effective Time will be, to the best of the Company's knowledge, free and clear of any security interest, lien, encumbrance or other charge, and the Company has to the best of its knowledge complied, and at the Effective Time will have complied, in all material respects with all laws and regulations, including Truth-in-Lending and other consumer protection laws, relating to such loans and loan commitments. Except as set forth on Schedule 2.24, the loans and loan commitments are not, as of the date hereof, subject to any offsets, or to the knowledge of the Company, claims of offset, or claims of other liability on the part of the Company.

         SECTION 2.25 LOAN PORTFOLIO; REPORTS. Schedule 2.25 provides a listing of all loans in excess of $300,000 and the Company has provided Acquiror with an update regarding the status of each listed loan, together with having made available for Acquiror's review the file or files for each such loan. Schedule
2.25 also lists all loans and obligations which, as of the date hereof, are classified, whether internally or by regulators, as "Substandard," "Doubtful," "Loss" or "Classified" or are in any respect non-performing or delinquent. The Company will promptly notify Acquiror regarding any loans which subsequently fit within either of the groupings described in the preceding two (2) sentences of this section 2.25, but which were not in existence or not in such grouping as of the date of execution of this Agreement. For purposes of this Section 2.25, the term "loans" includes all lines of credit, letters of credit, commitments, or other obligations of the Company, whether drawn upon or not as of the date of this Agreement. In determining whether the $300,000 threshold is met, all loans to one party (including loans to related or otherwise affiliated parties) shall be aggregated and treated as a single loan.

         SECTION 2.26 MORTGAGE-BACKED AND RELATED SECURITIES AND INVESTMENT SECURITIES. Schedule 2.26 sets forth the book and market value as of December 31, 2002 of the mortgage-backed and related securities, securities held for sale and investment securities of the Company and its Subsidiaries. Schedule 2.26 also lists a mortgage-backed and related securities and investment securities report which lists the securities descriptions, CUSIP numbers, pool face values, book values, coupon rates and current market values. Except for pledges to secure trust deposits, FHLB borrowings, and reverse repurchase agreements entered into in arms'-length transactions pursuant to normal commercial terms and conditions and other pledges required by law, none of the investments reflected in the balance sheet of the Company at December 31, 2002 is, to the Company's knowledge, subject to any restriction (contractual, statutory or otherwise) that would materially impair the ability of the entity holding the investment freely to dispose of such investment at any time.

         SECTION 2.27 FIDUCIARY RESPONSIBILITIES. The Company and its Subsidiaries have to the best of their knowledge performed all of their duties in their capacities as trustees, executors, administrators, registrars, guardians, custodians, escrow agents, receivers or any other fiduciary capacity in a manner which complies in all material respects with all applicable laws, regulations, orders, agreements, wills, instruments and common law standards. The Company, in the capacity as fiduciary of an IRA account or other tax qualified plan maintained with the Company, has not exercised discretion in the acquisition of shares of Company Common Stock into any such IRA account or plan and has permitted such acquisition only pursuant to the specific direction of the accountholder or plan administrator.

         SECTION 2.28 OTHER INFORMATION. No representation or warranty by the Company contained in this Agreement, or disclosure in any Schedule hereto prepared by the Company, certificate or other instrument or document furnished or to be furnished by or on behalf of the Company pursuant to this Agreement or the regulatory filings contains or will to the knowledge of the Company contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated herein or therein which is necessary to make the statements contained herein or therein not misleading.

         SECTION 2.29 INSIDER INTERESTS. All loans, extensions of credit and other contractual arrangements (including deposit relationships) between the Company and any executive officer or director, of the Company, or any affiliate of any such executive officer or director, conform (except where failure to conform would not result in any Adverse Change in the Company) to applicable rules and regulations and requirements of all applicable regulatory agencies, and all such loans, extensions of credit and other contractual arrangements which aggregate in excess of $100,000 for any such officer director, and/or affiliate are described on Schedule 2.29.

         SECTION 2.30 TAKEOVER RESTRICTIONS. The Company has or will take all actions required or necessary to exempt this Agreement and the transactions contemplated hereby from any applicable federal, state or organizational document anti-takeover laws or provisions.

         SECTION 2.31 INSURANCE. Schedule 2.31 contains a true, correct and complete list of all insurance policies and bonds maintained by the Company. As of the date hereof, the Company has not received any notice of cancellation or amendment of any such policy or bond is not in default under any such policy or bond, has no coverage thereunder in dispute, and all claims thereunder have been filed in a timely fashion and all premiums due thereon on or prior to the date of Closing have been paid as and when due, except where the notice, amendment, default, dispute, filing or payments do not result in an Adverse Change in the Company.

          ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR

         Except as set forth in the Disclosure Schedule delivered by the Acquiror to the Company prior to execution of this Agreement (the "Acquiror Disclosure Schedule") the Acquiror hereby represents and warrants to the Company that:

         SECTION 3.1 ORGANIZATION AND QUALIFICATION; CORPORATE POWER.

         (a) The Acquiror is a corporation validly existing and in good standing (meaning that it has filed its most recent required annual report and has not filed articles of dissolution) under the laws of the state of Wisconsin, and each direct or indirect subsidiary of Acquiror ("Acquiror Subsidiary" or "Acquiror Subsidiaries") set forth on Schedule 3.1 is a corporation validly existing and in good standing under the laws of the jurisdiction in which the subsidiary is incorporated, and Acquiror and each of its subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on Acquiror. Acquiror is a registered savings and loan holding company under the Home Owners' Loan Act of 1933, as amended ("HOLA"). Acquiror and each of its subsidiaries has the corporate power and authority to carry on its and their business as now conducted, and to own, lease and operate its and their properties. The Articles of Incorporation and Bylaws of Acquiror, copies of which previously have been made available to the Company, are true, correct and complete copies of such documents in effect as of the date of this Agreement.

         (b) Acquiror-Bank is a federally-chartered stock savings association duly organized and in existence under the laws of the United States.

         (c) Acquiror and each of its subsidiaries hold all licenses, certificates, permits, franchises and rights from all appropriate federal, state or other public authorities necessary for the conduct of its and their businesses, except where the failure to so hold would not have a material adverse effect on Acquiror.

         SECTION 3.2 AUTHORIZATION. At the Effective Time, the execution, delivery and performance of this Agreement by Acquiror will have been duly authorized and approved by all necessary corporate action, and this Agreement and the Plan of Merger will be legally binding on and enforceable against Acquiror in accordance with their terms, subject to the receipt of all required regulatory, shareholder or other governmental approvals and the conditions set forth in Article Seven, and except as enforceability may be limited by bankruptcy laws, insolvency laws or other laws affecting creditors' rights generally. The execution and delivery of this Agreement and the Plan of Merger do not, and the consummation of the Merger will not, violate the provisions of Acquiror's Articles of Incorporation or Bylaws.

         SECTION 3.3 CAPITALIZATION. The authorized capital stock of Acquiror consists of 100,000,000 shares of Acquiror Common Stock, par value $0.10 per share, of which 19,702,712 shares (net of 513,221 shares of Acquiror Common Stock held as treasury shares) were issued and outstanding as of the date of this Agreement; and 5,000,000 shares of Preferred Stock, par value $0.10 per share ("Acquiror Preferred Stock") of which none are issued and outstanding as of the date hereof. Except pursuant hereto, the Acquiror's stock option plan and the Rights Agreement, dated January 24, 1995 by and between Acquiror and Wells Fargo (the "Rights Agreement"), there are no outstanding warrants, options, rights, calls or other commitments of any nature relating to the issuance or sale of any other class of equity securities of Acquiror, as of the date hereof. All of the 19,702,712 outstanding shares of Acquiror Common Stock are duly authorized, validly issued, fully paid and nonassessable, subject to a limitation contained in Section 180.0622(2)(b) of the WBCL, as judicially interpreted, which provides that shareholders of Wisconsin corporations may be personally liable for all debts owing to employees of the corporation for services performed for such corporation for up to six months' service in any one case, but not in an amount greater than the consideration paid for such shares.

         SECTION 3.4 FINANCIAL STATEMENTS.

         (a) Acquiror has furnished to the Company true, correct and complete copies of the audited Consolidated Balance Sheets of Acquiror as of the fiscal years ended December 31, 2002 and 2001 and the related Consolidated Statements of Income, Consolidated Statements of Changes in Shareholders' Equity and the Consolidated Statements of Cash Flows for each of the three fiscal years ended December 31, 2002, 2001 and 2000, including the respective notes thereto, together with the reports of Ernst & Young LLP relating thereto (the "Acquiror Financial Statements"). Such Financial Statements fairly present the consolidated financial position of Acquiror as of and for the periods ended on their respective dates and the consolidated operating results and changes in financial position of Acquiror for the indicated periods in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis. Since December 31, 2002, to the best of Acquiror's knowledge, there have not been any material changes in Acquiror's consolidated financial condition, assets, liabilities or business, other than changes in the ordinary course of business.

         (b) Acquiror will furnish the Company with copies of its unaudited Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission (the "SEC") for each quarterly period subsequent to December 31, 2002 until the Effective Time Date ("Subsequent Acquiror Financial Statements").

         (c) All of the aforesaid Acquiror Financial Statements have been, and with respect to the Subsequent Acquiror Financial Statements, will be, prepared in accordance with GAAP, utilizing accounting practices consistent with prior years except as otherwise disclosed, and comply or will comply with applicable accounting requirements of the SEC.

         SECTION 3.5 NO VIOLATION. Except as set forth on Schedule 3.5, neither the execution and delivery of this Agreement by the Acquiror, the consummation by Acquiror and Acquiror - Bank of the transactions contemplated hereby or thereby, nor compliance by the Acquiror with any of the terms or provisions hereof or thereof, will (a) violate any provision of the Articles of Incorporation or Bylaws of Acquiror or the stock charter, bylaws or similar governing documents of Acquiror - Bank, or (b) assuming that the consents and approvals referred to in Section 3.6 hereof are duly obtained, (i) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Acquiror or Acquiror - Bank, or (ii) violate, conflict with, result in a breach of any material provision of or the loss of any material benefit constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any material lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of Acquiror or Acquiror - Bank or any of their subsidiaries under any of the material terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Acquiror or Acquiror - Bank is a party, except for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, would not have or be reasonably likely to have a material adverse effect on Acquiror.

         SECTION 3.6 CONSENTS AND APPROVALS. Except for (a) the filing of applications, notices or other documents necessary to obtain, and the receipt of, the Requisite Regulatory Approvals, (b) the filing with the SEC of the Registration Statement (as defined in Section 6.01), (c) the filing of Articles of Merger with the MSS pursuant to the provisions of the MBCA, (d) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Acquiror Common Stock pursuant to this Agreement, and (e) such filings, authorizations or approvals as may be set forth on Schedule 3.6, no consents or approvals of or filings or registrations with any governmental entity or with any third party are necessary in connection with the execution and delivery by Acquiror of this Agreement, or the consummation by Acquiror of the Merger.

         SECTION 3.7 LITIGATION. As of the date of this Agreement, except as set forth on Schedule 3.7, there are no legal, administrative or other actions, suits, proceedings or investigations of any kind or nature pending or, to the knowledge of Acquiror, threatened against Acquiror that challenge the validity or propriety of the transactions contemplated by this Agreement or which would have a material adverse effect on Acquiror's consolidated financial condition, assets, liabilities or business. Neither Acquiror nor Acquiror - Bank is subject to, or in default with respect to, nor are any of its or their assets subject to, any outstanding judgment, order or decree of any court or of any governmental agency or instrumentality that has or is reasonably expected to have a material adverse effect on Acquiror's consolidated financial condition, assets, liabilities or business.

         SECTION 3.8 EMPLOYEE BENEFIT PLANS.

         (a) Plans of the Acquiror. Section 3.8(a) of the Acquiror Disclosure Schedule lists all employee benefit plans (as defined in Section 3(3) of ERISA), and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all material employment, termination, severance or other employment contracts or employment agreements, with respect to which the Acquiror or any Acquiror Subsidiary has any obligation (collectively, the "Acquiror Plans"). The Acquiror has furnished or made available to the Company a complete and accurate copy of each Acquiror Plan (or a description of the Acquiror Plan, if the Acquiror Plan is are not in writing) and a complete and accurate copy of each material document prepared in connection with each such Acquiror Plan, including, without limitation, and where applicable, a copy of (i) each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications as currently in effect, (iii) the three (3) most recently filed IRS Forms 5500, Forms PBGC-1 and related schedules, and (iv) the most recently issued IRS determination letter for each such Acquiror Plan.

         (b) Absence of Certain Types of Plans. Except as disclosed in Section 3.8(b) of the Acquiror Disclosure Schedule, none of the Acquiror Plans obligates the Acquiror or any of the Acquiror Subsidiaries to pay material separation, severance, termination or similar type benefits (or provides for enhanced or accelerated benefits) solely as a result of any transaction contemplated by this Agreement or as a result of any "change in the ownership or effective control" of the Acquiror or of any of the Acquiror Subsidiaries within the meaning of such term under Section 280G of the Code. Except as disclosed in Section 3.8(b) of the Acquiror Disclosure Schedule, or as required by group health plan continuation coverage requirements of Section 4980B of the Code ("COBRA"), none of the Acquiror Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Acquiror or any of the Acquiror Subsidiaries. Each of the Acquiror Plans is subject only to the laws of the United States or a political subdivision thereof.

         (c) Compliance with Applicable Laws. Except as disclosed in Section 3.8(c) of the Acquiror Disclosure Schedule, each Acquiror Plan has been operated in all material respects in accordance with the requirements of all applicable Law and all persons who participate in the operation of such Acquiror Plans and all Acquiror Plan "fiduciaries" (within the meaning of Section 3(21) of ERISA) have acted in accordance with the provisions of all applicable Law, except where such violations of applicable Law would not, individually or in the aggregate, be a material adverse effect on the Acquiror and the Acquiror Subsidiaries taken as a whole. The Acquiror and the Acquiror Subsidiaries have performed all obligations required to be performed by any of them under, are not in any respect in default under or in violation of, and the Acquiror and the Acquiror Subsidiaries have no knowledge of any default or violation by any party to, any Acquiror Plan, except where such failures, defaults or violations would not, individually or in the aggregate, have a material adverse effect on the Acquiror and the Acquiror Subsidiaries taken as a whole.

         (d) Qualification of Certain Plans. Each Acquiror Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code (including each trust established in connection with such a Plan that is intended to be exempt from Federal income taxation under Section 501(a) of the
Code) has received a favorable determination letter from the IRS (as defined herein) that it is so qualified, and, except as disclosed in Section 3.8(d) of the Acquiror Disclosure Schedule, no event has occurred since the date of such determination letter that would affect adversely the qualified status of any such Acquiror Plan. Except as disclosed in Section 3.8(d) of the Acquiror Disclosure Schedule, no trust maintained or contributed to by the Acquiror or any of the Acquiror Subsidiaries is intended to be qualified as a voluntary employees' beneficiary association or is intended to be exempt from Federal income taxation under Section 50l(c)(9) of the Code.

         (e) Acquiror Plans Subject to Title IV of ERISA. Section 3.8(e) of the Acquiror Disclosure Schedule lists all employee pension benefit plans subject to Title IV of ERISA which are maintained by, contributed to, or within the five
(5) years preceding the date of this Agreement have been maintained by or contributed to, a member of the Acquiror's "controlled group," within the meaning of Section 4001(a)(14) of ERISA (the "Title IV Plans").

                  (i) Neither the Acquiror nor any Acquiror Subsidiary has any liability to the PBGC with respect to any Title IV Plan nor has any liability under Section 502 or 4071 of ERISA.

                  (ii) With respect to each Title IV Plan, the Acquiror and any Acquiror Subsidiary has met the minimum funding standard, and has made all contributions required, under Section 302 of ERISA and Section 402 of the Code.

                  (iii) Neither the Acquiror nor any Acquiror Subsidiary has filed a notice of intent to terminate any Title IV Plan nor has adopted any amendment to treat a Title IV Plan as terminated. The PBGC has not instituted proceedings to treat any Title IV Plan as terminated. No event has occurred or circumstance exists that may constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan.

                  (iv) No amendment has been made, or is reasonably expected to be made, to any Title IV Plan that has required or could require the provision of security under Section 307 of ERISA or Section 401(a)(29) of the Code.

                  (v) No accumulated funding deficiency, whether or not waived, exists with respect to any Title IV Plan; no event has occurred or circumstance exists that may result in an accumulated funding deficiency as of the last day of the current plan year of any such Title IV Plan.

                  (vi) The actuarial report for each Title IV Plan fairly presents the financial condition and the results of operations of each such Title IV Plan in accordance with GAAP.

                  (vii) No reportable event (as defined in Section 4043 of ERISA and in regulations issued thereunder) has occurred with respect to any Title IV Plan.

                  (viii) Neither Acquiror nor any Acquiror Subsidiary has knowledge of any facts or circumstances that may give rise to any liability of Acquiror, any Acquiror Subsidiary, Company, or the Bank, to the PBGC under Title IV of ERISA.

         (f) Absence of Certain Liabilities and Events. Except for matters disclosed in Section 3.8(f) of the Acquiror Disclosure Schedule, there has been no non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Acquiror Plan. The Acquiror and each of the Acquiror Subsidiaries has not incurred any liability for any excise tax arising under Section 4972 or 4980B of the Code that would individually or in the aggregate be a material adverse effect on the Acquiror and the Acquiror Subsidiaries taken as a whole.

         (g) Plan Contributions. All contributions, premiums or payments required to be made prior to the Effective Time with respect to any Acquiror Plan will have been made on or before the Effective Time.

         SECTION 3.9 COMPLIANCE WITH ENVIRONMENTAL LAWS. Except as set forth on
Schedule 3.9, to Acquiror's knowledge, as of the date of this Agreement:

         (a) The operations of Acquiror and Acquiror Subsidiaries comply and have complied with all Environmental Laws; none of the Acquiror or any of its subsidiaries' operations are the subject of, nor is the Acquiror or any Acquiror Subsidiary a party to, any judicial or administrative proceeding, pending or threatened, alleging the violation of any Environmental Laws; neither the Acquiror nor any Acquiror subsidiary are the subject of a federal, state or local investigation, pending or threatened, evaluating whether any remedial action is needed to respond to a release of any Hazardous Substance; neither Acquiror nor any Acquiror Subsidiary has arranged for the treatment or disposal of any Hazardous Substance; and neither Acquiror nor any of its subsidiaries have reported a spill, emission or release of a Hazardous Substance.

         (b) Except as set forth on Schedule 3.9, all real property owned directly by Acquiror and Acquiror Subsidiaries (the "Real Property") is in compliance in all material respects with all Environmental Laws; neither Acquiror nor the Acquiror Subsidiaries have any notice or knowledge regarding the Real Property or its past use(s) which indicates noncompliance, or potential noncompliance, with any Environmental Law; the Real Property is not subject to any judicial or administrative proceedings alleging the violation of any Environmental Law; the Real Property is not contaminated by any Hazardous Substance; the Real Property is not the subject of a federal, state or local investigation evaluating whether any remedial action is needed to respond to a release, emission or discharge of any Hazardous Substance into the environment; neither the Acquiror nor any Acquiror Subsidiary has transported any Hazardous Substance to the Real Property or from the Real Property to any waste treatment, storage or disposal facility; neither Acquiror nor any Acquiror Subsidiary has arranged for the treatment or disposal of any Hazardous Substance; the Real Property and buildings occupied by the Acquiror and Acquiror subsidiaries contain no urea-formaldehyde insulation, asbestos or asbestos by-products that are currently in a condition considered friable as that term is used or defined in any Environmental Law, lead or regulated levels of PCBs; no mold, mildew or other microorganisms are present in the buildings occupied by the Acquiror Subsidiaries at levels that pose or have the potential to pose a threat to human health; the Real Property contains no fill material; no underground or above ground storage tanks are currently or were formerly located at the Real Property; and the Real Property does not face any risk of contamination by a Hazardous Substance from any nearby property.

         SECTION 3.10 SHARES TO BE ISSUED IN MERGER. The Acquiror Common Stock, which certain shareholders of the Company will be entitled to receive upon consummation of the Merger pursuant to the terms of the Plan of Merger, will, at the Effective Time, be duly authorized and will, when issued pursuant to the Plan of Merger, be validly issued, fully paid and nonassessable (subject to the limitations provided in Section 180.0622(2)(b) of the WBCL).

         SECTION 3.11 BROKER'S FEES. Neither Acquiror, nor any of its subsidiaries, nor any of their respective officers or directors, has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement.

         SECTION 3.12 ACQUIROR INFORMATION. The information relating to Acquiror and its subsidiaries provided to the Company for use in connection with, or incorporated into, any materials related to its meeting of shareholders held for the purpose of considering the Merger or to be included in the Registration Statement (as defined in Section 6.01) will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. The Registration Statement (except for such portions thereof that relate only to the Company or any of its subsidiaries) will comply in all material respects with the provisions of the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder.

         SECTION 3.13 SEC FILINGS. Acquiror has timely filed all registration statements, prospectuses, forms, reports and documents and related exhibits required to be filed by it under the Securities Act or the Exchange Act, as the case may be, since January 1, 1999 (collectively, the "Acquiror SEC Filings") except where a failure to have so filed would not have a material adverse effect on the Acquiror. The Acquiror SEC Filings (a) were prepared, in all material respects, in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (b) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Acquiror Subsidiary is subject to the periodic reporting requirements of the Exchange Act.

         SECTION 3.14 CONTINUITY OF BUSINESS ENTERPRISE. Acquiror has no intention as of the date of execution of this Agreement of disposing of the assets of the Company or the Bank, except in the normal course of business of the Company and the Bank.

                      ARTICLE IV - COVENANTS OF THE COMPANY

         The Company hereby covenants and agrees with Acquiror as follows:

         SECTION 4.1 REGISTRATION STATEMENT AND SHAREHOLDERS MEETING. The Company shall cause the Company Shareholders' Meeting to be held after the execution of this Agreement and upon availability of the Proxy Statement/Prospectus (as defined in Section 2.15) for the purpose of acting upon this Agreement and the Plan of Merger, and in connection therewith shall distribute the Proxy Statement/Prospectus and any amendments or supplements thereto and shall solicit proxies from its shareholders in accordance with applicable law.

         SECTION 4.2 CONDUCT OF BUSINESS, CERTAIN COVENANTS.

         (a) From and after the execution and delivery of this Agreement and until the Effective Time, the Company and Bank shall:

                  (i) conduct its and their business and operate only in the usual and ordinary course of business in accordance with prudent and sound banking practices;

                  (ii) maintain an allowance for loan losses determined by application of Company Bank's policies and procedures on a basis consistently applied from prior periods and representing management's good faith estimate of reasonably expectable losses;

                  (iii) remain in good standing with all applicable federal and state regulatory authorities and preserve each of its and their existing banking locations;

                  (iv) use its and their best efforts (but without any obligation to pay additional or increased compensation of any type) to retain the services of its and their present officers and employees identified by Acquiror, so that its and their goodwill and business relationships with customers and others are not adversely affected;

                  (v) maintain usual and customary insurance covering the performance of its and their duties by its and their directors, officers, and employees and maintaining full force and effect all of the insurance policies reflected on Schedule 2.31 hereto;

                  (vi) take no action which would adversely affect or delay the ability of the Company or Acquiror to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby; and

                  (vii) take no action which would cause the termination or cancellation by the FDIC of insurance in respect of the Bank's deposits.

         (b) From and after the execution and delivery of this Agreement and until the Effective Time, the Company and Bank shall not, without the prior consent of Acquiror:

                  (i) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its or their capital stock, or issue or grant any stock options, warrants, rights, calls or commitments of any character calling for or permitting the issue or sale of its or their capital stock (or securities convertible into or exchangeable, with or without additional consideration, for shares of such capital stock) or any stock appreciation rights;

                  (ii) declare and/or pay any cash or non-cash dividend, or institute any other form of dividend or distribution, with respect to the Company's capital stock; except that the Company may pay a preclosing dividend as provided in Section 6.12.

                  (iii) increase or reduce the number of shares of its or their capital stock issued or outstanding by repurchase, split-up, reverse split, reclassification, distribution of stock dividends, or change of par or stated value;

                  (iv) acquire Company Common Stock, purchase, permit the conversion of or otherwise acquire or transfer (other than in its role as transfer agent for the Company Common Stock) for any consideration any outstanding shares of its or their capital stock or securities carrying the right to acquire, or convert into or exchange for such stock, with or without additional consideration;

                  (v) make or grant any general or individual wage, bonus or salary increase or fringe benefit increase (except the semiannual wage increases effective May and November in the usual and ordinary course of business and in accordance with past pay practices for employees who are not executive officers or directors of the Company or Bank and except that the Bank may pay `staying bonuses' to employees insofar as such expenses are fully accrued as of the calculation of Interim Earnings);

                  (vi) transfer or lease any of its or their assets or property except in the ordinary course of business;

                  (vii) transfer or grant any rights under any leases, licenses or agreements, other than in the usual and ordinary course of business;

                  (viii) make any payment to any director, officer, employee or independent contractor, in connection with or as a result of the transactions contemplated by this Agreement, or otherwise, that is not deductible under either Sections 162(a)(1) or 404 of the Code or is not an ordinary business expense for travel, meals or entertainment authorized by the Company in furtherance of the duties of the director, officer or employee;

                  (ix) not create or incur any liabilities, in a single transaction or series of related transactions, in excess of $100,000 other than (i) the pending data processing contract with Jack Henry & Associates, Inc. (the "Jack Henry Contract") and (ii) the taking of deposits and other liabilities incurred in the ordinary course of business or consistent with past practices, or permit or suffer the imposition on any shares of stock held by it or by the Bank of any material lien, charge or encumbrance;

                  (x) enter into or amend any continuing contract or series of related contracts involving in excess of $50,000 for the purchase of materials, supplies, equipment or services which cannot be terminated without cause with less than ninety (90) days' notice and without payment of any amount as a penalty bonus, premium or other compensation for such termination except (i) the Jack Henry Contract or
         (ii) as contemplated or permitted by this Agreement;

                  (xi) adopt or amend in any material respect any collective bargaining, employee pension, profit-sharing, retirement, employee stock ownership, insurance, incentive compensation, severance, vacation, stock option, or other plan, agreement, trust, fund or arrangement for the benefit of employees, except as contemplated herein;

                  (xii) amend their respective Articles of Incorporation, Charters, or by-laws, except as contemplated by this Agreement;

                  (xiii) enter into, increase or materially modify any (A) loan secured by lease receivables, (B) loan secured by commercial real estate in an amount in excess of $500,000, or in any amount which, when aggregated with any and all loans to the same borrower, would be in excess of $1,000,000, (C) business loan in an amount in excess of $500,000, or in any amount which, when aggregated with any and all loans to the same borrower, would be in excess of $1,000,000, (D) loan or credit commitment to (including letters of credit and including investments in, or agreements to invest in) any person or entity who is listed as a borrower on a "watch list" or similar internal report of the Company or the Bank, (E) syndicated loan, shared national credit or other loan participation, (F) other loan or credit commitment which is secured by property located outside of their normal market area, or (G) loan or credit commitment in an amount in excess of $500,000, or in any amount which, when aggregated with any and all loans to the same borrower would be in excess of $1,000,000. The failure by the Acquiror to object to a proposed loan by the close of business of the second business day following receipt of the pertinent credit file shall be deemed consent to the loan;

                  (xiv) implement or adopt any material change in its interest rate and other risk management policies, procedures or practices, fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk, or fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk;

                  (xv) change in any material respect any basic policies and practices with respect to liquidity management and cash flow planning, marketing, deposit origination, lending, budgeting, profit and tax planning, personnel practices, accounting or any other material aspect of its business or operations, except for such changes as may be appropriate in the opinion of the Chief Executive Officer of the Company or the Bank or other appropriate senior management of the Company or the Bank, as the case may be, in each case to respond to then current business, market or economic conditions or as may be required by the rules of the AICPA or the FASB or by Governmental Authorities or by law;

                  (xvi) knowingly or intentionally default under the terms of any agreement to which the Company or the Bank is party;

                  (xvii) take any action that is intended or may reasonably be expected to result in any of its representations and warranties being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Articles V, VI or VII not being satisfied, or a violation of any provision of this Agreement, except, in every case, as may be required by applicable law.

         SECTION 4.3 INFORMATION, ACCESS THERETO. Upon 2 business days' advance notice to the Company, Acquiror, Acquiror-Bank and its representatives and agents shall, at reasonable times during normal business hours prior to the Effective Time, have access to the facilities, employees, operations, records and properties of the Company and Company Bank necessary to confirm and facilitate the transactions contemplated by this Agreement. Upon request, the Company and its Subsidiaries will furnish Acquiror or its representatives or agents, its and their attorneys, responses to auditors' requests for information and such financial and operating data and other information reasonably requested by Acquiror, developed by the Company its auditors, accountants or attorneys, and will permit Acquiror, its representatives or agents accompanied by a company representative to discuss such information directly with any individual or firm performing auditing or accounting functions for the Company.

         SECTION 4.4 CONFIDENTIALITY. Company will cause all internal, nonpublic financial and business information obtained by it from the Acquiror and Acquiror Subsidiaries to be treated confidentially (exercising the same degree of care as it uses to preserve and safeguard its own confidential information); provided, however, that notwithstanding the foregoing, nothing contained herein shall prevent or restrict Company from making such disclosure thereof as may be required by law or as may be required in the performance of this Agreement. Furthermore, Company shall have no obligation to keep confidential any information that (a) was already known to Company and was received from a source other than the Acquiror or any of its Subsidiaries, directors, officers, employees or agents which is not otherwise subject to a confidentiality agreement, or (b) is required to be disclosed to the SEC, the OTS, the FDIC, the FRB or any other governmental agency or authority or regulatory authority, or is otherwise required to be disclosed by law. If the Merger shall not be consummated, all nonpublic financial statements, documents and materials and all copies thereof shall be returned to the Acquiror or destroyed by Company and shall not be used by Company in any way the Company reasonably believes would be detrimental to the Acquiror.

         SECTION 4.5 RECOMMENDATION OF MERGER TO SHAREHOLDERS. The Board of Directors of the Company will, except in the event of termination of this Agreement by the Company pursuant to Section 10.1(h), unanimously recommend in the Proxy Statement/Prospectus approval of the Merger and all transactions related thereto and such other matters as may be submitted in connection with this Agreement, to all shareholders of the Company entitled to vote thereon.

         SECTION 4.6 LITIGATION MATTERS. The Company will consult with Acquiror about any proposed settlement or lack thereof, or any disposition of, any litigation matter in which it or its Subsidiaries is or becomes involved as defendant and the amount involved exceeds $25,000.

         SECTION 4.7 NO SOLICITATION. From and after the date hereof until termination of this Agreement, neither the Company, nor any of their respective officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, attorney or accountant retained by the Company) will, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing nonpublic information or assistance), or take any other action to facilitate knowingly, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain an Acquisition Proposal or agree to or endorse any Acquisition Proposal; provided, however, that the Company may provide third parties with nonpublic information or, otherwise facilitate any effort or attempt by any third party relating to any unsolicited Acquisition Proposal if the Company, after having consulted with and considered the advice of outside counsel, has determined in good faith that such actions are necessary to the discharge of the fiduciary duties of the Company's Board of Directors. The Company shall notify Acquiror orally (within one business day) and in writing (as promptly as practicable) of all relevant details relating to all inquiries and proposals which it or any such officer, director, employee, investment banker, financial advisor, attorney, accountant or other representative may receive relating to any of such matters and if such inquiry or proposal is in writing, the Company shall deliver promptly to Acquiror a copy of such inquiry or proposal. For purposes of this Agreement, "Acquisition Proposal" shall mean any of the following, or any proposal of any of the following, involving the Company (other than the transactions contemplated hereunder): (a) any merger, consolidation, share exchange, business combination or other similar transaction; (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the Company and Bank, taken as a whole, in a single transaction or series of transactions; (c) any tender offer or exchange offer for 10% or more of the outstanding shares of capital stock of the Company or the filing of a registration statement under the Securities Act in connection therewith; or
(d) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

         SECTION 4.8 BEST EFFORTS. The Company agrees to use its reasonable best efforts to cause the conditions contained in Articles VII, VIII and IX to be satisfied and to effect the Merger.

                      ARTICLE V - COVENANTS OF THE ACQUIROR

         SECTION 5.1 AFFIRMATIVE COVENANTS. The Acquiror hereby covenants and agrees with the Company that prior to the Effective Time, unless the prior written consent of the Company shall have been obtained and except as otherwise contemplated herein, it will and it will cause each Acquiror Subsidiary to:

         (a) operate its business only in the ordinary course consistent with past practices:

         (b) take such reasonable actions as are requested by the Company to complete the Merger.

         SECTION 5.2 NEGATIVE COVENANTS. Except as otherwise contemplated by this Agreement, from the date of this Agreement until the Effective Time, the Acquiror shall not do, or agree to commit to do, or permit any Acquiror Subsidiaries to do, without the prior written consent of the Company any of the following:

         (a) declare or pay any extraordinary or special dividends on or make any other extraordinary or special distributions in respect of any of its capital stock unless appropriate adjustment or adjustments are made to the Exchange Ratio as set forth in Section 1.6 hereof;

         (b) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Articles VII and VIII not being satisfied, or in a violation of any provision of this Agreement except, in every case, as may be required by applicable Law;

         (c) take or cause to be taken any action, or omit to take any action, which as a result would disqualify the Merger as a tax free reorganization under
Section 368 of the Code:

         (d) amend its Articles of Incorporation or By-Laws or other governing instrument in a manner which would adversely affect in any manner the terms of the Acquiror Common Stock or the ability of the Acquiror to consummate the transactions contemplated hereby; or

         (e) agree in writing or otherwise to do any of the foregoing.

         SECTION 5.3 NOTICE REGARDING BREACHES.

         The Acquiror shall, in the event it becomes aware of the impending or threatened occurrence of any event or condition which would cause or constitute a material breach (or would have caused or constituted a material breach had such event occurred or been known prior to the date of this Agreement) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to the Company and use its best efforts to prevent or promptly remedy the same.

         SECTION 5.4 TAX TREATMENT. The Acquiror will use its best efforts to cause the Merger to qualify as a reorganization under Section 368 of the Code.

         SECTION 5.5 SEC FILINGS. The Surviving Corporation shall make all filings with the SEC that are described in subsection (c) of Rule 144 under the Securities Act for a period of two years following the Effective Time. The provisions of this Section 5.5 are intended to be for the benefit of, and shall be enforceable by, each Affiliate and his or her heirs and representatives (it being expressly agreed that each such person to whom this Section 5.5 applies shall be a third-party beneficiary of this Section 5.5).

         SECTION 5.6 CONFIDENTIALITY. Acquiror will cause all internal, nonpublic financial and business information obtained by it from the Company and Company to be treated confidentially (exercising the same degree of care as it uses to preserve and safeguard its own confidential information); provided, however, that notwithstanding the foregoing, nothing contained herein shall prevent or restrict Acquiror from making such disclosure thereof as may be required by law in connection with the offering and sale of Acquiror Common Stock pursuant to this Agreement or as may be required in the performance of this Agreement. Furthermore, Acquiror shall have no obligation to keep confidential any information that (a) was already known to Acquiror and was received from a source other than the Company or any of its Subsidiaries, directors, officers, employees or agents which is not otherwise subject to a confidentiality agreement, or (b) is required to be disclosed to the SEC, the OTS, the FDIC, the FRB or any other governmental agency or authority or regulatory authority, or is otherwise required to be disclosed by law. If the Merger shall not be consummated, all nonpublic financial statements, documents and materials and all copies thereof shall be returned to the Company or destroyed by Acquiror and shall not be used by Acquiror in any way the Acquiror reasonably believes would be detrimental to the Company.

         SECTION 5.7 DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE.

         (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director, officer or employee of the Company or the Bank (including in his/her role as a fiduciary of the employee benefit plans of the Company or the Bank, if applicable) (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of the Company, the Bank or any of their respective predecessors or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that for a period of six (6) years from and after the Effective Time, the Acquiror shall indemnify and hold harmless, to the fullest extent permitted by law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time), the Indemnified Parties may retain counsel satisfactory to them; provided, however, that (A) Acquiror shall have the right to assume the defense thereof and upon such assumption the Acquiror shall not be liable to any indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if the Acquiror elects not to assume such defense or counsel for the Indemnified Parties reasonably advises that there are issues which raise conflicts of interest between the Acquiror and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Acquiror shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (B) Acquiror shall in all cases be obligated pursuant to this Section
5.7 (a) to pay for only one firm of counsel for all Indemnified Parties, (C) Acquiror shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and (D) Acquiror shall have no obligation hereunder to any Indemnified party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim indemnification under this Section 5.7, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Acquiror thereof, provided that the failure to so notify shall not affect the obligations of the Acquiror under this Section 5.7 except to the extent such failure to notify materially prejudices the Acquiror.

         (b) The Surviving Corporation shall purchase, and for a period of up to six (6) years after the Effective Time maintain in effect directors and officers liability insurance coverage with respect to wrongful acts and/or omissions committed or allegedly committed by any of the officers or directors of the Company prior to the Effective Time ("D&O Coverage"). In the event the Acquiror or the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Acquiror or the Surviving Corporation, as the case may be, assume the obligations set forth in this section.

         (c) In addition to the other indemnification obligations set forth in this Section 5.7, the Acquiror will indemnify directors and officers of the Company and the Bank to the same extent as provided in the Company Articles and Bylaws as if they were to continue to exist and apply to the directors and officers of the Company and Bank for six (6) years from the Effective Time.

         (d) The provisions of this Section 5.7 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives, it being expressly agreed that each such officer, director or employee to whom this Section 5.7 applies shall be a third-party beneficiary of this Section 5.7.

                ARTICLE VI - ADDITIONAL COVENANTS AND AGREEMENTS

         SECTION 6.1 REGULATORY MATTERS.

         (a) Shares of Acquiror Common Stock to be issued in the Merger will be issued to Company shareholders as a private placement based on available exemptions from registration under the Securities Act of 1933, as amended, and applicable state securities laws. The Acquiror shall prepare and file with the SEC within thirty (30) days of the Effective Time a registration statement on Form S-3 covering the resale of shares of Acquiror Common Stock to be issued pursuant to the Plan of Merger (the "Registration Statement"), and the Company shall give to Acquiror all information concerning the Company which is required for inclusion in the Registration Statement. Each of the Acquiror and the Company shall use its best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. Until the Registration Statement is declared effective, Shareholders of the Company shall have piggyback registration rights with respect to their shares of Acquiror Common Stock pursuant to a Registration Rights Agreement to be entered into in the form of Exhibit 6.1 hereto.

         (b) The Acquiror shall prepare and submit all applications, notices and statements with the appropriate regulatory agencies and governmental entities to obtain the Requisite Regulatory Approvals (as defined in Section 7.1) for approval of the transactions contemplated by this Agreement.

         (c) Within forty-five (45) days of the date hereof, the parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, effect all applications, notices, petitions and filings, and obtain as promptly as practicable all Requisite Regulatory Approvals, permits, consents, approvals and authorizations of all third parties, regulatory agencies and governmental entities which are necessary or advisable to consummate the transactions contemplated by this Agreement. The Company and Acquiror shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to the Company or Acquiror, as the case may be, and any of their respective subsidiaries, which appear in any filing made with, or written materials submitted to, any third party, regulatory agency or governmental entity in connection with the transactions contemplated by this Agreement; provided, however, that nothing contained herein shall be deemed to provide either party with a right to review any information provided to any regulatory agency or governmental entity on a confidential basis in connection with the transactions contemplated hereby. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable.

         (d) Acquiror and the Company shall, upon request, furnish each other with all information concerning themselves, their subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Registration Statement or any other statement, filing, notice or application made by or on behalf of Acquiror, the Company or any of their respective subsidiaries to any regulatory agency or governmental entity in connection with the Merger and the other transactions contemplated by this Agreement.

         (e) The Acquiror and the Company shall promptly advise each other upon receiving any communication from any regulatory agency or governmental entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that the Requisite Regulatory Approval (as defined in Section 7.1) will not be obtained or the receipt of any such approval will be materially delayed.

         SECTION 6.2 LEGAL CONDITIONS TO MERGER. Each of Acquiror and the Company shall, and shall cause their subsidiaries to, use their best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its subsidiaries with respect to the Merger and, subject to the conditions set forth in Articles VII, VIII and IX hereof, to consummate the transactions contemplated by this Agreement, and (b) to obtain (and to cooperate with the other party to obtain) any Requisite Regulatory Approvals, consent, authorization, order or approval of, or any exemption by, any governmental entity and any other third party which is required to be obtained by the Company or Acquiror or any of their respective subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement.

         SECTION 6.3 SUBSEQUENT FILINGS; PRESS RELEASES. As soon as reasonably available, but in no event more than three business days after the filing thereof with the SEC, Acquiror will deliver to the Company its Forms 8-K, 10-Q, 10-K, and proxy, as filed with the SEC under the Exchange Act. In addition, from and after the date of this Agreement through the

Effective Time, the Company shall promptly deliver to Acquiror, but in no event more than three business days after filing or mailing, copies of all press releases issued by it or the Bank, together with copies of all filings or submissions to any regulatory agency, and copies of all communications with shareholders (including copies of the notice, proxy statement and accompanying materials prepared in connection with any meeting of the Company's shareholders, including the meeting to be held to consider and vote upon approval of the transactions contemplated by this Agreement).

         SECTION 6.4 ADDITIONAL AGREEMENTS. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, or to vest the Acquiror with full title to all properties, assets, rights, approvals, immunities and franchises of the Company or the Bank, the proper officers and directors of each party to this Agreement and their respective subsidiaries shall take all such necessary action as may be requested by Acquiror.

         SECTION 6.5 ADVICE OF CHANGES. The Acquiror and Company shall each promptly advise the other of any change or event having a material adverse effect (or in the case of the Company, an Adverse Change in the Company) on it or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein. From time to time prior to the Effective Time, the Acquiror and Company will promptly supplement or amend the Disclosure Schedules delivered in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedules or which is necessary to correct any information in such Disclosure Schedules which has been rendered inaccurate thereby.

         SECTION 6.6 CURRENT INFORMATION. During the period from the date of this Agreement to the Effective Time, the Company will cause one or more of its designated representatives to confer on a regular and frequent basis (not less than monthly) with representatives of Acquiror and to report (a) the general status of the ongoing operations of the Company and the Bank, and (b) the status of those loans held by the Company or the Bank which, individually or in combination with one or more other loans to the same borrower thereunder, have an unpaid principal amount of $300,000 or more and are non-performing assets. The Company will promptly notify Acquiror of any Adverse Change in the Company.

         SECTION 6.7 TERMINATION OF REGULATORY AGREEMENTS. The Company and the Company Bank shall cause all regulatory agreements to which the Company or Company Bank is or becomes subject to be terminated and to be of no further force and effect at or prior to the Effective Time.

         SECTION 6.8 TAX RETURNS. The Acquiror shall prepare and file any tax returns on behalf of the Company with respect to the Merger; provided, however, that the Company shall prepare and file, as approved or as may be directed by Acquiror, any tax returns on behalf of the Company due prior to the Effective Time.

         SECTION 6.9 COMPENSATION AND BENEFIT PLANS; EXISTING AGREEMENTS. Except with respect to the qualified plans of Acquiror and as otherwise provided herein, the Employees of the

Company and its Subsidiaries (the "Employees") shall be entitled to participate in Acquiror's employee benefit plans in which similarly situated employees of Acquiror participate, to the same extent as comparable employees of Acquiror. As soon as administratively practicable after the Effective Time, Acquiror shall permit the Employees to participate in Acquiror's group hospitalization, medical, life and disability insurance plans, severance plan and similar plans on the same terms and conditions as applicable to comparable employees of Acquiror (including the waiver of pre-existing condition prohibitions), giving effect to years of service with the Company and Bank (to the extent the relevant Company Plans gave effect) as if such service were with Acquiror, for purposes of eligibility and vesting, but not for benefit accrual purposes (except as regards to vacation, severance and short-term disability accruals). Acquiror shall permit Employees to participate in the tax-qualified retirement plans of the Acquiror as soon as administratively feasible following the effective date, giving effect to years of service with the Company and Bank (to the extent the relevant Company Plans gave effect) as if such service were with Acquiror for purposes of eligibility and vesting, but not for benefit accrual purposes. Notwithstanding anything in this Section 6.9 to the contrary, participation by the Employees in employee benefit plans and programs of Acquiror with respect to which eligibility for employees of Acquiror to participate is at the discretion of Acquiror, shall also be at the sole discretion of Acquiror. Also notwithstanding anything in this Section 6.9 to the contrary, Acquiror shall have sole discretion with respect to the determination as to whether to terminate, merge or continue any Company Plans; provided, however, that Acquiror shall continue to maintain Company Plans until the Employees are permitted to participate in Acquiror's plans. At the Effective Time, Acquiror or an Acquiror Subsidiary shall be substituted for the Company as the sponsoring employer under those Company Plans with respect to which the Company or the Bank is a sponsoring employer immediately prior to the Effective Time, and shall assume and be vested with all of the powers, rights, duties, obligations and liabilities previously vested in the Company with respect to each such Company Plan.

         SECTION 6.10 EMPLOYMENT AND NONCOMPETITION AGREEMENTS. The Company agrees to utilize its best efforts to cause its Employees identified on Exhibit
6.10 to accept continued employment with the Acquiror. In addition to the Employees identified on Schedule 6.10, Messrs. Macke and Barrett agree to accept employment with the Acquiror at their current levels of compensation from the Effective Time through December 31, 2004, pursuant to the terms of the Employment Agreements attached hereto as Exhibits 6.10A and B; provided, further, that Messrs. Macke and Barrett also agree to enter into, as of the Effective Date, post-employment consulting and/or non-compete agreements, binding for a period of twenty-four (24) months following the dates of their respective terminations of employment, as attached hereto as Exhibits 6.10C and D.

         SECTION 6.11 ESTABLISHMENT OF ESCROW ACCOUNT. Upon execution of the Agreement, Acquiror and Company shall each deposit $250,000 into an escrow account (the escrow deposits, together with interest thereon, on hereinafter referred to as the "Escrow Account" to be maintained by a third-party escrow agent selected by Acquiror and acceptable to the Company. Upon completion of the Merger such escrow deposits shall be paid, with interest, to the Surviving Corporation. If this Agreement is terminated prior to completion of the Merger pursuant to Section 10.1(a), or if the Merger is not completed October 31, 2003 (or by such extended date as may be agreed to by the parties), and if neither party is at such time entitled to a distribution of the Escrow Account under
Section 10.4, the respective escrow deposits shall be returned, with interest, to the respective depositors. In the event of a breach or other termination of this Agreement as provided in Section 10.4, the Escrow Account shall be dispersed as provided therein.

         SECTION 6.12 DETERMINATION OF INTERIM EARNINGS. There shall be included in the Consideration an amount equal to 100% of the combined earnings of the Company and Bank from January 1, 2003, through the Effective Time (the "Interim Earnings"). The combined earnings of the Company and Bank as determined for Interim Earnings purposes shall be calculated in all respects in accordance with the Company and Bank's past practice and generally accepted accounting principles, and shall in addition be adjusted to reflect the tax-adjusted impact of the following (i) assets (exclusive of loans and leases incurred in the ordinary course) of questionable or doubtful value, (ii) all amounts in excess of $150,000 relating to the acquisition or pending acquisition by the Company or Company-Bank of new software, and/or related data processing components and which are or are expected to be forfeited or rendered valueless as a result of the cancellation or other discontinuance of the Company-Bank's present data processing contract or arrangement as a result of the Bank-Merger, (iii) to the extent they exceed $20,000.00 as of the last day of the month preceding the Effective Time, the total of (A) amounts deemed uncollectable from deposit customers, (B) unidentified account reconciling items, and/or (C) differences between the Company or Company-Bank's primary books of record and its supporting system balances, (iv) an accrual of $165,206 with respect to the Bank's defined benefit pension plan (made as of March 31, 2003), together with an accrual of $11,172 per month from January 1, 2003 (prorated through the Effective Time for the month in which Closing occurs), (v) loan loss provisions necessary to maintain the Company Bank's allowance for loan loss at the greater of $2,624,000 or 1.00% of gross loans and leases outstanding as of the last day of the month preceding the Effective Time (with gross loans and leases outstanding being defined for purposes of this section as the amount which would otherwise appear on Line 4b of Schedule HC of Form FR Y-9C), and (vi) all paid and accrued costs and expenses of the Company and Bank with respect to the Merger and any tax liability arising therefrom. The Company shall provide the Acquiror with a copy of the calculations made to arrive at the amount of the Interim Earnings within ten (10) business days following the Effective Time.

         SECTION 6.13 ESCROW EXCHANGE FUND. The Acquiror shall establish by deposit with the Exchange Agent an Escrow Exchange Fund equal to $2,500,000 withheld from the amount of cash to be paid to Company shareholders based on (i) the Interim Earnings as estimated through the last day of the month preceeding the Effective Time, and (ii)the Consideration Election Schedule (exclusive of any cash amount payable on account of fractional shares). Upon verification by Acquiror as to the calculation of the Interim Earnings (which verification shall be of the estimated Interim Earnings through the last day of the month preceeding the Effective Time and of any additional Interim Earnings from such date through the Effective Time (the "Stub Earnings")), there shall be paid within ninety (90) days of the Effective Time (the "Initial Escrow Distribution"), prorata to those former Company shareholders having an interest therein, together with their prorata shares of interest earned on the Initial Escrow Distribution, any portion of the Escrow Exchange Fund in excess of $1,250,000, plus verified Stub Earnings; provided, that the Company-sponsored employee stock ownership plan and the BRAAI Profit Sharing Plan shall, to the extent they elect so to do, receive the full amount of their prorata interest in the Escrow Exchange Fund (subject to any verification or other adjustment made within the ninety (90) day period following the Effective

Time) as part of the Initial Escrow Distribution; and further provided that if such distributions, including the distributions to the aforesaid stock ownership and profit sharing plans, would reduce the remaining Escrow Exchange Fund balance to below $1,000,000, the other distribution recipients shall have their distributions reduced pro-rata to the extent necessary to maintain said Escrow Exchange Fund balance at not less than $1,000,000. The Initial Escrow Distribution may be further reduced (or delayed beyond ninety (90) days to determine whether any further reduction is required) (i) if Acquiror reasonably believes there has been a breach of a representation or warranty made by the Company and/or Bank pursuant to Article II hereof, or (ii) pursuant to Section
6.15 and/or 6.16. The amount of the Initial Escrow Distribution delayed may not exceed Acquiror's reasonable estimate of the cost to it of the breach (or believed breach) in question together with any amount delayed pursuant to Sections 6.15 and/or 6.16.

         Within thirty (30) days of expiration of the Company and/or Bank's representations and warranties under Article II, Acquiror shall distribute (subject to any delay pursuant to Section 6.15 and/or 6.16) to those former Company shareholders having an interest in the Escrow Exchange Fund their respective remaining prorata interests, together with their prorata shares of interest earned on the Escrow Exchange Fund prior to distribution (the "Final Distribution"). The amount of such Final Distribution shall be adjusted to reflect Acquiror's reasonable estimate of the cost to it of any breach (or believed breach) of the Company and/or Bank's representations and warranties under Article II and/or potential costs or exposures under Sections 6.15 and/or 6.16.

         In the event Acquiror believes there has been any breach of a representation or warranty requiring adjustment of the Initial Distribution or Final Distribution hereunder, it shall give each affected former shareholder of the Company notice of the breach or alleged breach and an estimate of the anticipated cost to Acquiror. If former Company shareholder's representing the majority of the balance of the Escrow Exchange Fund object to the adjustment proposed by Acquiror within ten (10) days of receipt of notice from Acquiror, it is agreed that the issues of the breach or alleged breach and of the proposed adjustment will be submitted for determination by KPMG, Peat Marwick or other independent accounting firm agreed upon by the parties; in such event, Acquiror shall promptly cooperate with reasonable requests by the Shareholders for information, documents and files of the Company or Bank relating to the proposed adjustment.

         The Aquiror shall give the former Company shareholders at least ten
(10) business days' notice of any settlement or compromise proposed in connection with the litigation under Section 6.16, which, if effected, would result in a claim by Acquiror against the Escrow Exchange Fund. If former Company Shareholders representing the majority of the Escrow Exchange Fund object to such settlement or compromise within the ten (10) day period by notice in writing to Acquiror, they shall be entitled to assume, direct and control the defense of the Bank in the proceeding. In such event, the Shareholders shall additionally be liable to Acquiror for the amount by which actual costs, expenses, damage and compensation awards exceed the proposed settlement or compromise.

         SECTION 6.14 EMPLOYEE SEVERANCE PROTECTION. Acquiror shall make available to any Company or Bank regular full-time employee (or any regular part-time employee scheduled to work at least twenty (20) hours per week) terminated within twelve (12) months of the Effective Time and other than for cause (as determined in accordance with Acquiror's normal employment practices), severance pay in an amount equal to one (1) week of regular base pay for each full year of service with the Company or Bank, with a minimum of two (2) and a maximum of thirteen (13) weeks of pay. Acquiror will not, for a period of twelve (12) months from the Effective Time terminate any Company or Bank employee except (i) for cause, or (ii) upon a review of the employee's job function by Messrs. Rusch and Macke and reasonable agreement between them that the position occupied by such employee has become largely unnecessary or redundant as a result of consolidations and/or efficiencies arising from the Merger, and there are no other suitable positions available.

         SECTION 6.15 ENVIRONMENTAL INVESTIGATION.

         (a) Acquiror has received a preliminary ("Phase I") environmental assessment of owned real estate used in the operation of the businesses of the Company and any Company Subsidiaries, and of other real estate owned by the Company or Company Subsidiaries (the "Properties"), and will engage an environmental consultant to conduct a further Phase II and asbestos assessment. The Company shall fully cooperate with Purchaser to provide the consultant reasonable access to the premises under assessment.

         (b) If any environmental conditions are found or tend to be indicated by the Phase II report of the consultant which indicate a necessity for work plans, removal or remediation actions with respect to the Properties and which are estimated to have a potential cost of more than $350,000 (individually or in the aggregate) Acquiror may postpone Escrow Exchange Fund distributions to the extent it determines to be reasonably necessary to protect itself from the amount of potential costs in excess of $350,000.

         SECTION 6.16 PENDING LITIGATION. The Bank is named as a defendant in a civil action (County Court File No. 62-C6-02-003294) filed in Ramsey County, Minnesota (the "Action"). While the Bank believes such case is without merit, it is agreed that in the event Acquiror (as successor to the Bank) becomes liable for costs, expenses, or for any award of damages, or compensation of any type or nature in connection with the Action, Acquiror may deduct such amounts from the Final Distribution to be made from the Escrow Exchange Fund. Acquiror may not defer distribution of amounts from the Escrow Exchange Fund beyond the Final Distribution date on account of the Action, unless there is an outstanding judgment against the Bank which remains unsatisfied or is on appeal (in which case Acquiror may defer an amount equal to whichever is applicable of (i) the amount of unsatisfied judgment plus costs, or (ii) the amount of the judgment on appeal plus anticipated costs).

                       ARTICLE VII - CONDITIONS OF MERGER

                Conditions to Obligations of Each of the Parties

         SECTION 7.1 REGULATORY APPROVALS. Except for necessary Bank Merger approvals, the parties hereto shall have received all regulatory approvals, consents and waivers required to consummate the transactions contemplated by this Agreement from the appropriate regulatory agencies and governmental entities, including the OTS, the FDIC, the FRB, the MDC, and any other state and banking authorities, and each such approval shall remain in full force and effect and all statutory waiting periods in connection therewith shall have expired and such approvals and the transactions contemplated thereby shall not have been contested by any federal or state governmental authority or any other third party by formal proceeding; provided, however, that no approval, consent or waiver shall be deemed to have been received if it shall include any condition or requirement that, in the reasonable opinion of the Acquiror, would so adversely affect the economic or business benefits of the transactions contemplated by this Agreement to Acquiror so as to render inadvisable the consummation of the Merger (all such approvals and expiration of applicable waiting periods referred to as "Requisite Regulatory Approvals").

         SECTION 7.2 FEDERAL TAX OPINION. The Company and Acquiror shall have received from Michael Best & Friedrich L.L.P., an opinion, dated the Effective Time, in form and substance reasonably satisfactory to the Company and Acquiror, to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion, (a) the Merger will for federal income tax purposes constitute a reorganization within the meaning of Section 368, or any successor thereto, of the Code and the Acquiror and Company are parties to a reorganization within the meaning of Section 368(b) of the Code, and (b) that, except with respect to holders of Company Common Stock who exercise dissenters' rights or receive cash in exchange for their shares and except for cash payments in lieu of a fractional share interest, (i) no gain or loss will be recognized by a holder of Company Common Stock upon conversion in the Merger of Company Common Stock into Acquiror Common Stock, (ii) the basis of Acquiror Common Stock to be received in the Merger by a holder of Company Common Stock will be the same as such holder's basis in the Company Common Stock exchanged therefor, and
(iii) the holding period of Acquiror Common Stock to be received in the Merger by a holder of Company Common Stock will include the period during which such holder held the Company Common Stock exchanged therefor, provided that such Company Common Stock was held as a capital asset immediately prior to the consummation of the Merger. In rendering such opinion, Michael Best & Friedrich may rely upon representations contained in certificates of officers of Acquiror, the Company and others.

         SECTION 7.3 ORDERS, DECREES AND JUDGMENTS. Consummation of the transactions contemplated by this Agreement shall not violate any order, decree or judgment of any court or governmental body having competent jurisdiction. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental entity which prohibits, materially restricts or makes illegal the consummation of the Merger.

       ARTICLE VIII - FURTHER CONDITIONS TO THE OBLIGATIONS OF THE COMPANY

The obligation of the Company to consummate the transactions contemplated by this Agreement is further subject to the satisfaction of the following conditions:

         SECTION 8.1 COMPLIANCE BY ACQUIROR. (a) All the terms, covenants and conditions of this Agreement required to be complied with and satisfied by Acquiror at or prior to the Effective Time shall have been duly complied with and satisfied in all material respects, and (b) the representations and warranties made by the Acquiror, as may be updated pursuant to Section 6.5 hereof, shall be true and correct in all material respects at and as of the Effective Time, except for those specifically relating to a time or times other than the Effective Time (which shall be true and correct in all material respects at such time or times), with the same force and effect as if made at and as of the Effective Time. The Company shall have received a certificate signed on behalf of the Acquiror by the Chief Executive Officer and the Chief Financial Officer to the foregoing effects..

         SECTION 8.2 OPINION OF COUNSEL. There shall have been delivered and addressed to the Company an opinion of Michael Best & Friedrich, substantially in the form attached as Exhibit 8.2, dated as of the Closing Date.

         SECTION 8.3 OFFICERS' CERTIFICATE. Acquiror shall deliver to the Company a certificate signed by its President or any Senior Vice President and by its Secretary or Assistant Secretary, dated the Closing Date, certifying to his or her respective best knowledge and belief, that Acquiror has met and complied with all conditions necessary to make this Agreement and the Plan of Merger effective as to it.

         SECTION 8.4 LITIGATION. Acquiror shall not be made a party to, or to the knowledge of Acquiror threatened by, any actions, suits, proceedings, litigation or legal proceedings which, in the reasonable opinion of the Company, have or are likely to have a material adverse effect on the consolidated assets, properties, business, operations or condition, financial or otherwise, of Acquiror. No action, suit, proceeding or claim shall have been instituted, made or threatened by any person relating to the Merger or the validity or propriety of the transactions contemplated by this Agreement or the Plan of Merger which would make consummation of the Merger inadvisable in the reasonable opinion of the Company.

         SECTION 8.5 ACQUIROR CHANGES. Acquiror shall not have suffered any material adverse change in its business, financial condition, operating results or prospects as determined in the reasonable opinion of the Company and its outside counsel.

         ARTICLE IX - FURTHER CONDITIONS TO THE OBLIGATIONS OF ACQUIROR

The obligation of Acquiror to consummate the transactions contemplated by this Agreement is further subject to the satisfaction of the following conditions:

         SECTION 9.1 COMPLIANCE BY THE COMPANY. (a) All the terms, covenants and conditions of this Agreement required to be complied with and satisfied by the Company at or prior to the Effective Time shall have been duly complied with and satisfied, and (b) the representations and warranties made by the Company, as may be updated pursuant to Section 6.5 hereof, shall be true and correct at and as of the Effective Time, except for those specifically relating to a time or times other than the Effective Time (which shall be true and correct at such time or times), with the same force and effect as if made at and as of the Effective Time. The Acquiror shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer to the foregoing effects.

         SECTION 9.2 ACCURACY OF FINANCIAL STATEMENTS. Except for matters described on Schedule 2.11(b), the Company Financial Statements and Subsequent Company Financial Statements heretofore or hereafter furnished to Acquiror shall not be inaccurate in any material respect.

         SECTION 9.3 NET WORTH. The Company's net worth (exclusive of any FASB 115 adjustment), as of the Effective Time, shall not be less than $35,129,862. The Company shall deliver to Acquiror a certificate signed by its Chief Financial Officer, dated the Closing Date, certifying to such effect.

         SECTION 9.4 SUFFICIENCY OF DOCUMENTS, PROCEEDINGS. All documents delivered by and proceedings of the Company in connection with the transactions contemplated by this Agreement and the Plan of Merger shall be reasonably satisfactory to Acquiror.

         SECTION 9.5 OPINION OF COUNSEL. There shall have been delivered and addressed to Acquiror an opinion of Lindquist & Vennum PLLP, legal counsel to the Company, substantially in the form attached as Exhibit 9.5, dated the Closing Date.

         SECTION 9.6 OFFICERS' CERTIFICATE. Company shall deliver to the Acquiror a certificate signed by its President or any Senior Vice President and by its Secretary or Assistant Secretary, dated the Closing Date, certifying to his or her respective best knowledge and belief, that the Company has met and complied with all conditions necessary to make this Agreement and the Plan of Merger effective as to it.

         SECTION 9.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. As of the Closing Date, there shall have been no "Adverse Change in the Company" (as defined below) from that which was represented and warranted on the date of this Agreement pursuant to this Agreement and the Schedules provided on the date of this Agreement, it being understood that no update provided pursuant to any other Section of this Agreement shall constitute a waiver or other consent to any Adverse Change in the Company. For purposes of this Agreement, an "Adverse Change in the Company" shall mean an effect or effects or change or changes which have occurred or may occur between the date of this Agreement and the Effective Time and result in or cause (a) any material adverse change in the business, financial condition, operating results or prospects of the Company and the Bank; or (b) the existence of any pending or threatened litigation or administrative action which (i) creates any reasonable possibility that the Company or the Bank may incur a material loss that has not been reserved against; (ii) challenges any portion of the Merger and which, in the reasonable opinion of Acquiror, would be likely to enjoin consummation, or result in rescission, of any part of the Merger; or (iii) Acquiror's board of directors reasonably determines, in the exercise of its fiduciary duty, would be so materially adverse as to render consummation of the Merger adverse to the best interests of Acquiror's shareholders.

         SECTION 9.8 LITIGATION. Company shall not be made a party to, or to the knowledge of Company threatened by, any actions, suits, proceedings, litigation or legal proceedings which, in the reasonable opinion of the Acquiror, have or are likely to result in an Adverse Change in the Company. No action, suit, proceeding or claim shall have been instituted, made or threatened by any person relating to the Merger or the validity or propriety of the transactions contemplated by this Agreement or the Plan of Merger which would make consummation of the Merger inadvisable in the reasonable opinion of the Acquiror.

         SECTION 9.9 BANK MERGER AGREEMENT. The Bank Merger shall have been duly authorized and approved by the Bank and the other terms and conditions of the Bank Merger, except for receipt of necessary regulatory approvals (which may have been obtained, but receipt of which as of the Effective Time of the Merger shall not be required) shall have been satisfied so as to permit the Bank Merger to be consummated as contemplated thereby.

         SECTION 9.10 CONSENTS UNDER AGREEMENTS. The consent, approval or waiver of each person whose consent or approval shall be required in order to permit the succession by the Surviving Corporation pursuant to the Merger or by the Acquiror - Bank pursuant to the Bank Merger to any obligation, right or interest of the Company or any of its Subsidiaries under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument shall have been obtained, except where the failure to obtain such consent, approval or waiver would not materially adversely affect the economic or business benefits of the transactions contemplated by this Agreement to Acquiror.

         SECTION 9.11 APPROVAL BY AFFIRMATIVE VOTE OF SHAREHOLDERS; EXERCISE OF DISSENTERS' RIGHTS. This Agreement and the Plan of Merger shall have been duly approved, confirmed and ratified by the requisite majority vote of the shareholders of the Company. In addition, there shall not be more holders of Company Common Stock that have properly exercised their dissenters' rights as of the Effective Time then can be satisfied by payment in cash (assuming payment in cash for the Shares held by the Company-sponsored employee stock ownership plan and after prorata adjustment of the elections evidenced on the Consideration Election Schedule attached as Schedule 1.6 hereto) without exceeding the maximum forty percent (40%) of Consideration limit applicable to cash.

         SECTION 9.12 AGREEMENTS OF AFFILIATES. As soon as practicable after the date of mailing of the Proxy Statement/Prospectus, the Company shall deliver to Acquiror a letter identifying all persons who the Company believes to be, at the time this Agreement is submitted to a vote of the shareholders of the Company, "affiliates" of the Company for purposes of `Rule 145 under the Securities Act. The Company shall use its best efforts to cause each person who is identified as an "affiliate" in the letter referred to above to deliver to Acquiror prior to the Effective Time a written agreement, in substantially the form attached hereto as Exhibit 9.12, providing that teach such person will agree not to sell, pledge, transfer or otherwise dispose of the shares of Acquiror Common Stock to be received by such person in the Merger (i) (except in compliance with the applicable provisions of the Securities Act, and (ii) in any event, not to sell, transfer (except by will or descent) more than fifty percent (50%) of such Acquiror Common Stock within the first twelve (12) months following the Effective Time.

                      ARTICLE X - TERMINATION AND AMENDMENT

         SECTION 10.1 TERMINATION. This Agreement may be terminated and the Plan of Merger abandoned at any time prior to the filing of the Articles of Merger (whether before or after approval of this Agreement and the Plan of Merger by the shareholders of the Company):

         (a) by written agreement between Acquiror and the Company authorized by a majority of the entire Board of Directors of each;

         (b) by Acquiror, provided Acquiror has used its best efforts to ensure that all of the conditions set forth in Articles VII and VIII have been fulfilled, if any of the conditions set forth in Articles VII or IX hereof shall not have been fulfilled and shall not have been waived or shall have become impossible of fulfillment;

         (c) by the Company, provided the Company has used its best efforts to ensure that all of the conditions set forth in Articles VII and IX have been fulfilled, if any of the conditions set forth in Articles VII or VIII hereof shall not have been fulfilled and shall not have been waived or shall have become impossible of fulfillment;

         (d) by either Acquiror or the Company if the Merger is not consummated on or before October 31, 2003 (or such extended date as may be agreed to by the parties), unless the failure to consummate shall be due to the failure of the party seeking to terminate to perform or observe the covenants and agreements of such party set forth herein;

         (e) by either Acquiror or the Company upon written notice to the other party (i) 90 days after the date on which any request for application shall have been withdrawn at the request or recommendation of the regulatory agency or governmental entity which must grant a Requisite Regulatory Approval, or a Requisite Regulatory Approval shall have been denied, unless within the 90-day period following such denial or withdrawal, a petition for rehearing or an amended application has been filed with the applicable regulatory agency or governmental entity, provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 10.1(e) if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein; or (ii) if any court, regulatory agency or governmental entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the consummation of any of the transactions contemplated by this Agreement;

         (f) by Acquiror if notice of changes to any of the Company's Disclosure Schedules is provided by the Company, and Acquiror reasonably determines that such changes would constitute an Adverse Change in the Company as defined in
Section 9.7;

         (g) by the Company if notice of changes to any of Acquiror's Disclosure Schedules is provided by Acquiror and the Company reasonably determines that such changes would have a material adverse effect upon the business of Acquiror and its subsidiaries if the transactions contemplated by this Agreement were consummated.

         (h) by the Company upon three days' prior written notice to Acquiror if, as a result of an Acquisition Proposal (as defined in Section 4.7) by a party other than the Acquiror or its affiliates, the Board of Directors of the Company determines in good faith that its failure to accept such takeover proposal could reasonably be deemed to constitute a breach of its fiduciary obligations under applicable law after consultation with and receipt of advice from outside counsel; provided, however, that, prior to any such termination, the Company (after disclosing to the Acquiror the identity of the party making the takeover proposal and the financial terms thereof) shall, and shall cause its financial and legal advisors to, negotiate with the Acquiror to make such adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated herein on such adjusted terms.

         (i) by the Company if the Average Closing Price of the Acquiror Common Stock calculated pursuant to Section 1.6(c)(i) is less than $16.50 or by the Acquiror if the Average Closing Price for Acquiror Common Stock calculated pursuant to Section 1.6(c)(i) is greater than $21.50.

         SECTION 10.2 EFFECT OF TERMINATION. In the event this Agreement and the Plan of Merger are terminated as provided herein, this Agreement and the Plan of Merger shall become void and of no further force and effect without any liability on the part of the terminating party or parties or their respective shareholders, directors or officers; provided, however, that Sections 4.4, 5.8, 10.2, 10.3, 12.5 and 12.11 of this Agreement shall survive any such termination and that no party shall be relieved or released from any liability or damages arising out of its willful breach of any provision of this Agreement. In the event of termination of this Agreement, written notice thereof and the reasons therefor shall be given to the other parties by the terminating party.

         SECTION 10.3 FEE.

         (a) The Company hereby agrees to pay Acquiror and Acquiror shall be entitled to receipt of a fee (the "Fee") of $2,280,000 following the signing by the Company of a definitive agreement in connection with an Acquisition Proposal received prior to termination of this Agreement pursuant to Section 10.1(h), or the occurrence of a Company Purchase Event (as defined below). Such payment shall be made in immediately available funds within five business days after delivery of notice of entitlement by Acquiror.

         (b)      The term "Company Purchase Event" shall mean:

                  (i) The Company or Bank agreeing orally or in writing, to enter into an agreement relating to any of the following transactions, occurring after the date hereof and before the Effective Time or occurring within eighteen (18) months of the date of termination of this Agreement pursuant to Article Ten (other than pursuant to Section 10.1(a),(c),(d), (e),(f) or (g)):

                           (A) the acquisition by any person, other than Acquiror or any of its subsidiaries, alone or together with such person's affiliates and associates or any group, of beneficial ownership of 50% or more of the Company Common Stock (for purposes of this Subsection
                                   (b)(i), the terms "group" and "beneficial ownership" shall be as defined in Section 13(d) of the Exchange Act and regulations promulgated thereunder as interpreted thereunder);

                           (B) a merger, consolidation, share exchange, business combination or any other similar transaction involving the Company or the Bank;

                           (C) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 50% or more of the assets of the Company or the Bank, in a single transaction or series of transactions; or

                  (ii) Termination by the Company of this Agreement pursuant to Section 10.1(h); or

                  (iii) Failure by the Board of Directors of the Company to recommend approval of the Merger and the transactions contemplated thereby to their shareholders, unless Acquiror has materially breached its representations, warranties or covenants provided herein and has not attempted to cure such breach to the reasonable satisfaction of the Company.

         (c) The Company shall notify Acquiror promptly in writing of its knowledge of the occurrence of any Company Purchase Event; provided, however, that the giving of such notice by the Company shall not be a condition to the right of Acquiror to the Fee.

         SECTION 10.4 DISTRIBUTION, ESCROW ACCOUNT. If Acquiror terminates this Agreement other than in accordance with its rights under Sections 10.1 (a), (b),
(d), (f), or (i), or if Acquiror otherwise fails to perform its obligations pursuant to this Agreement, the Company shall be entitled to receive distribution of the Escrow Account thirty (30) days after having provided written notice of its claim therefor to both Acquiror and the Escrow Agent (and absent written objection from the Acquiror to both the Company and Escrow Agent within such thirty (30) day period). If the Company terminates this Agreement other than in accordance with its rights under Sections 10.1 (a),(c),(d),(e),
(g), or (i), or if the Company otherwise fails to perform its obligations pursuant to this Agreement, the Acquiror shall be entitled to receive distribution of the Escrow Account thirty (30) days after having provided written notice of its claim therefor to both the Company and the Escrow Agent (and absent written objection from the Company to both the Acquiror and Escrow Agent within such thirty (30) day period). If either party objects to a claim submitted by the other, the parties agree to submit the claim for arbitration by the American Arbitration Association, the arbitration to be held in Minneapolis-St. Paul, Minnesota.

         The receipt or award of the Escrow Account to either party shall constitute liquidated damages and shall be the parties sole and exclusive remedy for breach; provided, however, that such receipt by or award to the Acquiror shall be in addition to any right of the Acquiror to receipt of a fee pursuant to Section 10.3.

                ARTICLE XI - MODIFICATIONS, AMENDMENTS AND WAIVER

         SECTION 11.1 MODIFICATIONS, AMENDMENTS AND WAIVER. At any time prior to the Effective Time and before or after shareholder approval of this Agreement and the Plan of Merger by the Company's shareholders, the Company and Acquiror may (a) by written agreement executed by a duly authorized officer of each, extend the time for the performance of any of the obligations or other acts of the parties hereto, (b) by written notice executed by a duly authorized officer of the party adversely affected waive compliance in whole or in part with any of the covenants, agreements or conditions contained in this Agreement or the Plan of Merger, or (c) by written agreement executed by a duly authorized officer of each, make any other amendment or modification of this Agreement or the Plan of Merger; provided, however, that, after Company shareholder approval of this Agreement, no such extension, waiver, amendment or modification shall adversely affect the amount of the consideration to be received in the Merger by the shareholders of the Company. Any such extension, waiver, amendment or modification shall be conclusively evidenced by the execution and delivery of the same by the President or any Senior Vice President in the case of Acquiror, or the President or Chairman in the case of the Company, attested to by the Secretary or Assistant Secretary of each party. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same. No waiver by any party of any condition or of the breach of any term contained in this Agreement or the Plan of Merger, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or a waiver of any other condition or of the breach of any other term of this Agreement or the Plan of Merger.

                           ARTICLE XII - MISCELLANEOUS

         SECTION 12.1 CLOSING. A closing (the "Closing") of the transactions provided for herein shall take place on a date chosen by Acquiror, which shall be no later than 30 days after all approvals required hereby have been received and all applicable waiting periods have expired, or on such later day as the parties may agree. The Closing shall be held at the offices of Michael Best & Friedrich LLP in Milwaukee, Wisconsin or at such other location (or electronically if feasible) as the parties may agree. In the event the Closing does not take place on the date referred to in the preceding sentence because any condition to the obligations of any party under this Agreement and the Plan of Merger is not met on that date, the other parties to this Agreement may postpone the Closing to any designated subsequent business day by giving the nonperforming party to this Agreement notice of the postponed date. At the Closing, the parties will exchange the certificates, opinions and other documents called for herein. Subject to the terms and conditions hereof, consummation of the Merger in the manner described herein shall be accomplished as soon as practicable after the exchange of the documents at the Closing has been completed.

         SECTION 12.2 ARTICLES OF MERGER. Subject to the provisions of this Agreement, at Closing, as herein defined, the Articles of Merger shall be signed, verified and affirmed as required by the MBCA and duly filed with the MSS.

         SECTION 12.3 FURTHER ACTS. Each of the parties (a) shall perform such further acts and execute such further documents as may be reasonably required to effect the Merger

(including, without limitation, the certification, execution, acknowledgement and filing of the Plan of Merger) and to effect the Bank Merger, and (b) shall use all best efforts to satisfy or obtain the satisfaction of the conditions set forth in Articles VII, VIII and IX hereof.

         SECTION 12.4 NOTICES. All documents, notices, requests, demands and other communications that are required or permitted to be delivered or given under this Agreement and the Plan of Merger shall be in writing and shall be deemed to have been duly delivered or given upon the delivery or mailing thereof, as the case may be, if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid:

                  (a)      if to the Company, to:
                                    Dennis P. Barrett
                                    Executive Vice President
                                    Liberty State Bank
                                    176 Snelling Avenue South
                                    St. Paul, MN  55164

                           with a copy to:

                                    Steven J. Johnson
                                    Lindquist & Vennum, PLLP
                                    4200 IDS Center
                                    80 South 8th Street
                                    Minneapolis, MN 55402

                  (b)      and if to Acquiror to:
                                    Jack C. Rusch, President, Chief
                                    Executive Officer
                                    First Federal Capital Corp
                                    605 State Street
                                    La Crosse, Wisconsin 54602

                           with a copy to:

                                    W. Charles Jackson
                                    Michael Best & Friedrich, LLP
                                    100 East Wisconsin Avenue
                                    Milwaukee, Wisconsin  53202

or to such other person or address as a party hereto shall specify hereunder.

         SECTION 12.5 EXPENSES. Unless otherwise specifically referred herein, the Company and Acquiror each shall pay all of their own fees and expenses incident to the negotiation, preparation, execution and performance of this Agreement, the Bank Merger Agreement and the Shareholders' Meeting, including the fees and expenses of their own counsel, accountants, investment bankers and other experts, whether or not the transactions contemplated by this Agreement are consummated.

         SECTION 12.6 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties and agreements in this Agreement or in any instrument delivered by the Company or the Acquiror pursuant to or in connection with this Agreement shall survive for a period of twenty-four (24) months following the Effective Time, except that the agreements of the parties which by their terms are to be performed in whole or in part after expiration of such twenty-four (24) month period shall survive until performed.

         SECTION 12.7 ENTIRE AGREEMENT. This Agreement (including the Acquiror and Company Disclosure Schedules and Exhibits attached hereto and as subsequently may be amended pursuant to the terms hereof), the Plan of Merger and the Bank Merger constitute the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and thereby, supersede any and all prior agreements and understandings relating to the subject matter hereof and thereof and may not be modified, amended or terminated except in writing signed by each of the parties hereto.

         SECTION 12.8 GOVERNING LAW. This Agreement, the Plan of Merger and the Bank Merger Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Wisconsin as such laws are applied to contracts entered into to be performed entirely within Wisconsin.

         SECTION 12.9 BINDING EFFECT AND PARTIES IN INTEREST. This Agreement and the Plan of Merger may not be assigned by any party hereto without the written consent of the other parties. This Agreement and the Plan of Merger shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement and the Plan of Merger otherwise than as specifically provided herein.

         SECTION 12.10 CAPTIONS. The caption headings of the Articles, Sections and subsections of this Agreement are for convenience of reference only and are not intended to be, and should not be construed as, a part of this Agreement or the Plan of Merger.

         SECTION 12.11 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         SECTION 12.12 PUBLICITY. Except as otherwise required by law, so long as this Agreement is in effect, neither Acquiror nor the Company shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other written statement for general circulation with respect to the transactions contemplated by this Agreement, without the consent of the other party, which consent shall not be unreasonably withheld.

         SECTION 12.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute a single agreement.

         IN WITNESS WHEREOF, the Acquiror and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                            FIRST FEDERAL CAPITAL CORP


Dated:  ___________, 2003                   By: ________________________________
                                                 Jack C. Rusch, President and
                                                 Chief Executive Officer


                                            Attest:  ___________________________


                                            LIBERTY BANCSHARES, INC.


Dated:  ___________, 2003                   By:  _______________________________


                                            Attest:  ___________________________

                           COMPANY DISCLOSURE SCHEDULE


Section 2.1(c)             Listing of Subsidiaries

Section 2.7                Environmental Matters

Section 2.8                Contracts and Agreements

Section 2.11(b)            Financial Statements Exception

Section 2.12               Disclosure of Certain Changes or Events

Section 2.13               Litigation Disclosure

Section 2.14(a)            Disclosure of Benefit Plans

Section 2.14(b)            Disclosure of Severance, Separation, Termination
                           Benefits

Section 2.14(c) Disclosure of Any Non-Compliance of Company Plans with Applicable Law

Section 2.14(d)            Disclosure of Adverse Effect Upon Favorable
                           Determination Letter

Section 2.14(e)            Disclosure of Prohibited Transactions

Section 2.14(g)            Listing of Outstanding Stock Options

Section 2.14(h)            Disclosure of Employment Contracts

Section 2.16               Disclosure of Tax Issues

Section 2.17 Identification of Real Property Owned, Controlled, or Leased

Section 2.18               Disclosure of Broker/Financial Advisor

Section 2.21 Disclosure of Liabilities or Obligations Reflected on Company Financial Statements.

Section 2.22               List of Shareholders of Company

Section 2.24               Claims or Offsets Relating to Loans.

Section 2.25               Listing of Loans in Excess of $300,000

Section 2.26 Listing of Mortgage-Backed and Related Securities Held for Sale or Investment.

Section 2.29               Disclosure of Insider Interests

Section 2.31               Listing of Insurance Policies and Bonds